UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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International Securities Exchange Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

April 3, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of International Securities Exchange Holdings, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, May 8, 2007, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

This solicitation is made on behalf of the Board of Directors of the International Securities Exchange Holdings, Inc. In addition to the matters described in the Notice of Annual Meeting and the Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of interest to you as a stockholder.

You will notice in reading the Proxy Statement that Ivers W. Riley, our former Chairman of the Board and a director of the Company since 2000, and Mark P. Kritzman, also a director of the Company since 2000, will not be up for re-election to the Board this year due to term limits. We wish to express our deepest appreciation to Ivers and Mark for their valuable service and contributions to the Company.

Your vote is very important. We urge you to vote by signing, dating and mailing the enclosed proxy card before the Annual Meeting, even if you plan to attend the Annual Meeting. You also may vote by telephone or over the internet by following the instructions on the enclosed proxy card. We look forward to seeing you at the Annual Meeting.

Sincerely,

Frank J. Jones	David Krell
Chairman of the Board	President and Chief Executive Officer

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of International Securities Exchange Holdings, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Tuesday, May 8, 2007, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, for the following purposes:

1.	to elect four Class I directors whom we refer to as “non-management directors,” and the President and Chief Executive Officer as a director;

2.	to amend the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company;

3.	to ratify our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year; and

4.	to transact any other business that properly comes before the Annual Meeting.

You are entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof, if you were a holder of record of Class A common stock at the close of business on March 23, 2007.

A live web cast of the Annual Meeting will be provided from the Company’s website at www.iseoptions.com. Go to “Investor Relations,” then click on “Events” and then “Presentations” and follow the instructions given. In addition, the recorded web cast will be available on the website for a period of 30 days following the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER MATERIALS

Choose to receive an email notice when proxy statements and annual reports are available for viewing over the internet. You will cut down on bulky paper mailing, help the environment and lower expenses paid by your Company. You can enroll for electronic delivery of future stockholder materials at www.iseoptions.com, in the “Investor Relations—Investor Information—Electronic Delivery of Stockholder Materials” section or at Enroll.icsdelivery.com/ise.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the Annual Meeting. You may vote over the internet, by telephone, or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

By Order of the Board of Directors,

Michael J. Simon

Secretary

April 3, 2007

New York, New York

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

60 Broad Street

New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because you are a stockholder of International Securities Exchange Holdings, Inc. entitled to vote at the 2007 Annual Meeting of Stockholders, which is referred to in this Proxy Statement as the “Annual Meeting.” Our stockholders meet annually to elect directors and to make decisions about other matters that properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders. This letter and the accompanying Proxy Statement, proxy card, and Annual Report are first being mailed to stockholders on or about April 3, 2007.

In this Proxy Statement, we refer to International Securities Exchange Holdings, Inc. as “ISE” or the “Company.” In addition, in this Proxy Statement, the terms “we,” “us,” and “our” refer to ISE or the Company.

When and where is the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 8, 2007, at 10:00 a.m., local time, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

Subject to space availability, stockholders or their duly appointed proxies, are invited to attend the Annual Meeting. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a stockholder of record, evidence from your broker that you are a stockholder and are eligible to attend the Annual Meeting. Stockholders will not be allowed to use cameras (including cell phones with photographic capabilities), recording devices and other electronic devices at the Annual Meeting.

PLEASE NOTE THAT THE DOWN TOWN ASSOCIATION HAS A STRICT DRESS CODE THAT PROHIBITS SHIRTS WITHOUT COLLARS, JEANS, SHORTS, SNEAKERS OR SANDALS.

Who is entitled to vote?

We have one class of voting shares outstanding. Subject to certain voting limitations noted below, you can vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, if you owned shares of Class A common stock at the close of business on the record date, March 23, 2007. On March 23, 2007, we had 39,172,690 shares of Class A common stock outstanding.

You may cast one vote per share of your Class A common stock on each matter properly presented at the Annual Meeting.

What proposals are stockholders being asked to vote on?

Holders of our Class A common stock as of the record date are being asked to consider and vote on:

•	the election of directors, including four Class I directors whom we refer to as “non-management directors,” and the President and Chief Executive Officer as a director;

•	the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company; and

•	the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

Are there any limitations on the voting rights of holders of Class A common stock?

No person (including related persons) may possess the right to vote or cause the voting of shares representing more than 20% of any class or series of our outstanding capital stock or enter into any agreement not to vote shares of stock, the effect of which agreement would be to enable any person (including related persons) to vote or cause the voting of shares of stock that represent in the aggregate more than 20% of any class or series of our outstanding capital stock. The term “related persons” means, (1) with respect to any person, all “affiliates” and “associates” of such person (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act); (2) with respect to any person constituting an exchange member (as such term is defined in the Amended and Restated Limited Liability Company Agreement of our subsidiary, International Securities Exchange, LLC, or ISE, LLC, a copy of which can be found on our website at www.iseoptions.com, in the “Investor Relations—Company Information—Corporate Governance” section or which we will provide to any stockholder of ISE upon written request), any broker or dealer with which such exchange member is associated; and (3) any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our capital stock. The 20% voting limit does not apply to any solicitation of any revocable proxy from any of our stockholders by us or by any stockholder pursuant to Regulation 14A under the Exchange Act.

Under our organizational documents, only those shares entitled to vote would be counted for purposes of determining a quorum or a minimum vote required for the transaction of any business at any stockholders’ meeting.

Our Board of Directors may waive the provisions regarding voting limits by an amendment to our Bylaws, subject to a determination of the Board that such person (including its related persons) is not subject to any applicable “statutory disqualification” and that such waiver amendment:

•	will not impair our ability to carry out our functions and responsibilities as a “national securities exchange” under the Exchange Act;

•	is otherwise in our best interests and the best interests of our stockholders; and

•	will not impair the ability of the Securities and Exchange Commission, or the SEC, to enforce the Exchange Act.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its related persons beneficially owning any shares of our stock entitled to vote on any matter that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and our governance. Such amendment to the Bylaws would not be effective unless approved by the SEC.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you want to vote by proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may also cast your vote by telephone by calling the number on your proxy card or electronically over the internet by going to the website designated on your proxy card. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from such nominee that you must follow in order for your shares of Class A common stock to be voted. Telephone and internet voting with respect to shares of Class A common stock also will be offered to stockholders owning such shares through certain banks, brokers and nominees. If your shares of Class A common stock are not registered in your own name and you plan to vote such shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares of Class A common stock in the manner you indicate. If you are a Class A stockholder, you may specify whether your shares of Class A common stock should be voted (i) for all, some or none of the Class I nominees for election as non-management directors, (ii) for the President and Chief Executive Officer as director, (iii) for or against the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company, and (iv) for or against the ratification of our independent registered public accounting firm.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by returning the enclosed proxy card in the accompanying envelope or by casting your vote by telephone or over the internet. Voting by proxy will not affect your right to attend the Annual Meeting and vote your shares in person.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares of Class A common stock, the proxies will vote your shares of Class A common stock in accordance with the Board’s recommendations as follows:

•	“FOR” the election of the four nominees for Class I non-management directors, and the President and Chief Executive Officer nominee as a director;

•	“FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company; and

•	“FOR” the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

What constitutes a quorum?

A quorum is the number of shares of Class A common stock that must be present to conduct business at the Annual Meeting. In order for us to conduct the Annual Meeting, at least a majority of the outstanding shares of Class A common stock as of the record date will need to be represented in person or by proxy.

Your shares of Class A common stock will be counted to determine whether there is a quorum if you submit a valid proxy card, vote over the telephone or internet, or attend the Annual Meeting in person. To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the Annual Meeting, and allow your shares of Class A common stock to be represented at the Annual Meeting by your proxies. Voting before the Annual Meeting will not prevent you from voting in person at the Annual Meeting. If you vote in person at the Annual Meeting, your previous vote will be revoked automatically.

Proxies received but marked “withheld,” “abstain,” or broker non-votes will be counted only as present for establishing a quorum.

What is a broker non-vote?

A broker non-vote occurs when a broker does not vote on some proposal on the proxy card because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the stockholder. Under the rules of the New York Stock Exchange, or NYSE, if you hold your shares of Class A common stock through a bank, broker, or other nominee, your nominee is permitted to vote your shares on certain “routine” matters. Of the three proposals to be presented at the Annual Meeting, “Proposal 1—Election of Directors” and “Proposal 3—Ratification of Ernst & Young LLP as our independent registered public accounting firm,” are considered routine matters. “Proposal 2—Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company,” is not considered a routine matter. As such, if the institution holding your shares of Class A common stock has not received voting instructions from you with respect to this proposal, the institution cannot vote your shares of Class A common stock on this proposal.

How many votes are needed to approve each proposal and what are the effects of an abstention or a broker non-vote?

Each of the proposals presented at the Annual Meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

Proposal	Vote Required to Approve
Election of directors	For each nominee, a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock entitled to vote. Abstentions and broker non-votes will have no effect on the election of directors.

Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company

A “FOR” vote from holders of 66 2/3% of the outstanding shares of Class A common stock entitled to vote at the Annual Meeting. An abstention or broker non-vote will have the effect of a vote against the proposal.

Ratification of Ernst & Young LLP as our independent registered public accounting firm

A “FOR” vote from holders of a majority of the Class A common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the effect of a vote against the proposal and a broker non-vote will have no effect on the voting results.

Can I change my mind after I vote?

Yes, if you attend the Annual Meeting, you may change your vote at any time before the voting closes at the Annual Meeting. If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy by:

•	Signing and delivering another proxy with a later date;

•	Voting by telephone or over the internet at a later date;

•	Delivering a written revocation to Michael J. Simon, Secretary of the Company, before the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

Your most current vote is the vote that will be counted. Simply attending the Annual Meeting will not automatically revoke your proxy. You must vote in person at the Annual Meeting in order to revoke your proxy. If you do not attend the Annual Meeting, your vote or revocation must be received by our Class A common stock proxy tabulator, ADP Investor Communication Services, by 5:00 p.m., local time, on Monday, May 7, 2007, to be counted.

Is my vote confidential?

Yes, all proxies, ballots and tabulations that identify the vote of a particular stockholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of ADP Investor Communication Services, our Class A common stock proxy tabulator, will act as the inspectors of election and will count the votes.

Comments written on proxy cards or ballots may be provided by ADP Investor Communication Services to Michael J. Simon, Secretary of the Company, with the name and address of the stockholder.

What if other matters are presented for determination at the Annual Meeting?

As of the date of this Proxy Statement, we know of no other matters that will be presented for determination at the Annual Meeting other than those referred herein. If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment of the persons appointed to vote the proxies as detailed on the enclosed proxy card. At the time this Proxy Statement went to press, we knew of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

At this year’s Annual Meeting, stockholders will be asked to vote on the election of four Class I non-management directors. If elected, each director’s term will last until the 2009 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected or appointed by the Board. In addition, stockholders will be asked to vote on the election of the President and Chief Executive Officer of the Company as director and his term will last until the 2008 Annual Meeting of Stockholders, or until such earlier time as he no longer serves as President and Chief Executive Officer. If stockholders and the SEC approve Proposal 2 below, David Krell, the nominee for President and Chief Executive Officer director, would remain on the Board as the Chief Executive Officer of the Company.

Each of the director nominees is currently a director, except for Joseph B. Stefanelli and Kenneth A. Vecchione, who were nominated by our Corporate Governance Committee to stand for election as non-management director nominees as provided by our organizational documents.

Nominees for Non-Management Directors

Name and Age	For a Term Expiring	Background
Barbara B. Diamond, 64	2009	Ms. Diamond has been a director of ISE since 2000. From March 1978 to December 2002, Ms. Diamond served as President of the Diamond Services Group, Ltd. In addition, from March 1999 to December 2002, Ms. Diamond conducted market research for Strategic Market Systems. From 1985 to 1990, Ms. Diamond served as the North American Representative for the Sydney Futures Exchange. Ms. Diamond has also been a member of the Sydney Futures Exchange and the Singapore International Monetary Exchange. Ms. Diamond was a member of the International Monetary Market, a division of the Chicago Mercantile Exchange, from 1972 to 1998. Ms. Diamond holds a M.B.A. from the New York Institute of Technology and a B.S. in Economics from Elmhurst College.

Richard Schmalensee, Ph.D., 63	2009	Dr. Schmalensee has been a director of ISE since 2000. Since November 1998, Dr. Schmalensee has been the Dean of The Massachusetts Institute of Technology, Sloan School of Management and a Professor of Economics and Management. Previously, Dr. Schmalensee served as Deputy Dean and Interim Dean. Dr. Schmalensee has been a part-time consultant for LECG, LLC since April 2004, and was a part time consultant for NERA Economic Consulting from 1991 through March 2004. In addition, Dr. Schmalensee serves on the Board of Directors of IDG, Inc., and previously served on the Board of Directors of MFS Investment Management, from June 2002 to April 2004. From 1989 to 1991, Dr. Schmalensee was a member of the President’s Council of Economic Advisers. Dr. Schmalensee is a research associate of the National Bureau of Economic Research, a fellow of the Econometric Society, a member of the International Academy of Management, and a fellow of the American Academy of Arts and Sciences.

Name and Age	For a Term Expiring	Background
Joseph B. Stefanelli, 68	2009	From 1984 to 2002, Mr. Stefanelli served in various senior positions at the American Stock Exchange, including Executive Vice President of Equities, Executive Vice President of Derivatives Securities, Senior Vice President of Derivatives Securities Communications, and Senior Vice President of Options Marketing. Mr. Stefanelli has served on various options advisory committees and also served as a director of The Options Clearing Corporation, or OCC, from 1995 to 2002. He has also taught at the New York Institute of Finance.

Kenneth A. Vecchione, 52	2009	From 2004 to 2006, Mr. Vecchione served as Vice-Chairman and Chief Financial Officer of MBNA Corporation. He joined MBNA America Bank in 1998 as Division Head of Finance and in 2000, he became Chief Financial Officer and Director of MBNA America Bank N.A., and served on the Executive and Management Committees. From 1997 to 1998, he served as Chief Financial Officer of AT&T Universal Card Services. From 1994 to 1997, he served as Chief Financial Officer and Group President of First Data Corporation’s Electronic Funds Management business. Prior to joining First Data, he worked at Citigroup for 17 years, where he was Chief Financial Officer of their credit card business. Mr. Vecchione is a board member and Chairman of the Audit Committee for Affinion Group. He holds a B.S. in Accounting from the University of New York at Albany.

Each of the nominees above has consented to serve if elected. We have no reason to believe that any of the nominees listed above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Corporate Governance Committee may substitute another nominee. In that case, your proxies will vote for the substitute designated by our Corporate Governance Committee.

Our Board of Directors unanimously recommends that you vote “FOR” the four Class I non-management director nominees described above.

Nominee for President and Chief Executive Officer Director

Name and Age	For a Term Expiring	Background
David Krell, 60	2008	Mr. Krell has been President and Chief Executive Officer of ISE and a director of ISE since 1997. Mr. Krell is also the President and Chief Executive Officer and a director of ISE, LLC. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee listed above will be unable or unwilling to serve if elected.

Our Board of Directors unanimously recommends that you vote “FOR” the President and Chief Executive Officer director nominee described above.

Members of Our Board Not Standing for Election This Year

Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Name and Age	For a Term Expiring	Background
Frank J. Jones, Ph.D., 68	2008	Dr. Jones has served as Chairperson of ISE since May 11, 2006, and has been a director of ISE since 2000. He has been a Professor in the Accounting and Finance department at San Jose State University since 2003. Additionally, Dr. Jones was Executive Vice President and Chief Investment Officer of Guardian Life Insurance Company of America from 1991 to 2002. He was also President of Guardian Park Avenue Portfolio, a mutual fund company. Previously, Dr. Jones was Managing Director at Merrill Lynch & Co., Global Fixed Income Research and Economics. Dr. Jones holds a Ph.D. in Economics from Stanford University, a M.B.A. from the University of Pittsburgh, a M.S. in Nuclear Engineering from Cornell University and a B.A. and B.S. from University of Notre Dame.

John F. Marshall, Ph.D., 55	2008	Dr. Marshall has served as Vice Chairperson of ISE since May 11, 2006, and has been a director of ISE since 2000. Dr. Marshall has been a Senior Principal of Marshall, Tucker & Associates, LLC since 1991. He is also the Chief Executive Officer of Port Jefferson Capital I, LLC, a venture capital fund. Dr. Marshall served on the faculty of the Tobin Graduate School of Business at St. John’s University from 1981 to 2000. Dr. Marshall earned a Ph.D. in Financial Economics from the State University of New York at Stony Brook, a M.B.A. in Finance from St. John’s University in 1977, a M.A. in Quantitative Economics from the State University of New York at Stony Brook in 1978, and a B.S. in biology/chemistry from Fordham University in 1973.

Sarah A. Miller, 53	2008	Ms. Miller has been a director of ISE since 2003. Since 1989, Ms Miller has held several positions at the American Bankers Association. Ms. Miller currently serves as Director and Chief Regulatory Counsel of the ABA and General Counsel of its securities affiliate, the ABA Securities Association. In addition, from 1982 to 1988, Ms. Miller worked in the Division of Corporation Finance and in the Office of the General Counsel at the SEC. Ms. Miller is a graduate of Boston University and the American University’s Washington College of Law and is a member of the D.C. Bar.

Carleton Day Pearl, 63	2008	Mr. Pearl has been a director of ISE since 2000. Mr. Pearl is a financial industry consultant. As a consultant he was Vice President and Treasurer of Freescale Semiconductor, Inc. from 2003 until 2005. Previously, Mr. Pearl was President and Chief Executive Officer of System Capital Corporation from 2000 to 2003 and was Senior Vice President and Treasurer at McDonald’s Corporation from 1978 to 1999. Mr. Pearl is a member of the Board of Directors of RIM Finance Limited, Bunge Finance companies and Greenfield Finance, a joint venture between Bunge and Dupont. Mr. Pearl serves on the boards of the Lincoln Park Zoo and the Chicago Shakespeare Theater.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Our Board has approved and recommends approval by our stockholders of amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws, to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.

Our Board is monitoring and will continue to monitor the discussions and developments in the area of corporate governance, and will continue to maintain its commitment to the highest levels of corporate governance. In that spirit, we believe it is in the best interest of the Company and its stockholders to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company and allow the Board to appoint separate people to the offices of the President and the Chief Executive Officer. The Board believes that this modification would provide the Board with the flexibility to structure management of the Company in a way that is most effective for attracting and keeping the industry’s most talented people, and in turn provide the flexibility to attract and retain the best possible management team for the Company and its stockholders. Accordingly, our Board has approved, and recommends approval by our stockholders of the proposed amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws.

As the parent company of ISE, LLC, a registered national securities exchange, we are required to submit proposed changes to our governing documents to the SEC. The SEC will typically publish the proposal for public comment, following which the SEC may approve or disapprove the proposal as it deems appropriate. We can give no assurances that the SEC will approve any changes to our governing documents that we may propose. Assuming the amendments are approved by our stockholders, the Company plans to file the amendments with the appropriate entities, including the SEC, promptly after the results of the stockholder vote are certified.

Under this Proposal 2, the proposed amendments to Article FIFTH of our Certificate of Incorporation and Sections 3.2, 3.10(b), 4.1 and 4.5 of our Bylaws would be revised as follows (~~strikethrough~~ indicates deleted text, underline indicates new text):

CERTIFICATE OF INCORPORATION

FIFTH : (a) The number of directors of the Corporation, one (1) of which shall be such person who is currently holding the office of ~~President and~~ Chief Executive Officer of the Corporation, shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the Bylaws of the Corporation.

(b) The directors, other than the ~~President and~~ Chief Executive Officer or those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into two classes, designated as Class I and Class II. Class I directors shall be initially appointed for a term expiring at the 1st annual meeting of stockholders and Class II directors shall be initially appointed for a term expiring at the 2nd annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified. The ~~President and~~ Chief Executive Officer shall serve as a director for a term of one (1) year or until such earlier time as such person no longer serves as the ~~President and~~ Chief Executive Officer of the Corporation. Any director may be removed from office at any time, but only for cause by the stockholders to the extent permitted under applicable law.

BYLAWS

Section 3.2

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than fifteen (15) nor less than two (2) directors, and one (1) of such directors shall be such person who is currently holding the office of ~~President and~~ Chief Executive Officer of the Corporation. The directors, other than the ~~President and~~ Chief Executive Officer or those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into two (2) classes, and designated as Class I and Class II. Class I directors shall be initially elected for a term expiring at the 2005 annual meeting of stockholders and Class II directors shall be initially elected for a term expiring at the 2006 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified. The ~~President and~~ Chief Executive Officer shall hold office for a period of one (1) year or such earlier time as such person no longer serves as ~~President and~~ Chief Executive Officer of the Corporation.

Section 3.10(b)

(b) Executive Committee. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than four (4), as follows: the Chairman of the Board, the Vice Chairman of the Board, the ~~President and~~ Chief Executive Officer, and such other directors as determined by the Board. The Chairman of the Executive Committee shall be the ~~President and~~ Chief Executive Officer. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not have the powers of the Board of Directors with respect to approving any merger, consolidation, sale of substantially all of the assets or dissolution of the Corporation. The Board shall appoint the members of the Executive Committee in accordance with this Section 3.10(b).

Section 4.1

Section 4.1 Officers. The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. ~~The President shall be the Chief Executive Officer of the Corporation~~. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may elect, and may delegate power to elect, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.5

Section 4.5 President and Chief Executive Officer.

(a) The ~~President and~~ Chief Executive Officer shall be appointed by the Board of Directors pursuant to Section 4.1 and shall be nominated for a directorship by virtue of his or her office. ~~(b)~~ The ~~President and~~ Chief

Executive Officer shall manage the affairs of the Corporation and shall be the representative of the Corporation in all public matters. ~~(c)~~ The ~~President and~~ Chief Executive Officer shall not engage in any other occupation during his or her incumbency except with the approval of the Board of Directors. ~~(d)~~ The ~~President and~~ Chief Executive Officer may be removed by a vote of two-thirds of the directors then in office, exclusive of the ~~President and~~ Chief Executive Officer, in the event that he or she refuses, fails, neglects or is unable to discharge his or her duties or for any cause affecting the best interests of the Corporation. ~~(e)~~ In the case of temporary absence or inability to act, the ~~President and~~ Chief Executive Officer may designate any other officer to assume all the functions and discharge all the duties of the ~~President and~~ Chief Executive Officer. Upon his or her failure to do so, or if the office of ~~President and~~ Chief Executive Officer is vacant, any officer so designated by the Board of Directors shall perform the functions and duties of the ~~President and~~ Chief Executive Officer.

(b) The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Our Board of Directors unanimously recommends that you vote “FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

As required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A of the NYSE Listed Company Manual, our Finance and Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and may make a statement if they so desire. Although we are not required to seek stockholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our stockholders, our Finance and Audit Committee will investigate the reasons for the stockholder rejection and will consider appointing another independent registered public accounting firm.

For information concerning the selection of Ernst & Young LLP, see “Report of the Finance and Audit Committee” on page 29. For information concerning fees paid to Ernst & Young, see “Principal Accountant Fees and Services” on page 30.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

CORPORATE GOVERNANCE

We are committed to the highest standards of conduct in our relationships with our employees, customers, stockholders, regulators and the public. We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of recommended best practices.

We maintain disclosure controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that we disclose to the investment community. To this end, we have established a Disclosure Committee to assist the Chief Executive Officer and Chief Financial Officer in fulfilling their responsibilities for overseeing the accuracy and timeliness of disclosures made by the Company. The Disclosure Committee is made up of the senior executive officers of the Company and ISE, LLC, our Principal Accounting Officer, the Head of Internal Audit and the Head of Investor Relations, and has responsibility for considering the materiality of information (including inside information) and determining on a timely basis, the disclosure and treatment of such information. Meetings are held as needed to review key events and disclosures impacting the period throughout each fiscal quarter and also prior to the filing of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC.

Corporate Governance Materials

Our corporate governance materials include: (i) our Certificate of Incorporation, (ii) our Bylaws, (iii) our Corporate Governance Principles, (iv) our Code of Business Conduct and Ethics, which applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and our directors, (v) our Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Head of Internal Audit, Controller and any persons performing similar functions, and (vi) our charters for the Finance and Audit, Compensation, and Corporate Governance Committees of our Board. Our corporate governance materials may be found on our website, www.iseoptions.com, in the “Investor Relations—Company Information—Corporate Governance” section. Copies of these materials are also available to stockholders upon written request to Investor Relations, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, NY 10004, or by electronic request which may be found on our website, www.iseoptions.com, in the “Investor Relations—Investor Information—Information Requests” section. Our website and the information contained in it and connected to it shall not be deemed incorporated by reference into this document.

Communications with the Board

We encourage stockholder and other interested party communications with our Board. If you would like to contact our Board of Directors, including the Chairperson of the Board or the non-management directors as a group, you can send an email to nonmanagementdirectors@iseoptions.com. You may also communicate with members of our Board by mail addressed to an individual member of the Board, the full Board, a particular committee of the Board or the non-management directors as a group in care of Office of the Secretary, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, NY 10004. Under a process approved by the Corporate Governance Committee, on a quarterly basis or more frequently as appropriate, all communications received will be compiled by the Secretary and submitted to the appropriate committee or will be forwarded to a to particular director if named. Correspondence is also screened for junk commercial mail and general solicitations.

We also maintain a toll-free telephone number (800-558-5320) and a secure internet link (https://corpgov.aptela.com/7155442/) for receiving complaints regarding corporate governance, financial reporting and other matters. Concerns related to accounting, internal controls over financial reporting or auditing matters will be referred to the Chairperson of the Finance and Audit Committee and will be handled in accordance with the procedures adopted by the Finance and Audit Committee.

Current Board Members

Our current Board members are:

Frank J. Jones, Ph.D., Chairperson	Sarah A. Miller
John F. Marshall, Ph.D., Vice Chairperson	Carleton Day Pearl
David Krell	Richard Schmalensee, Ph.D.
Barbara B. Diamond	Ivers W. Riley
Mark P. Kritzman

Current Management Team

Our current executive officers are identified below.

Name and Age	Position	Background
David Krell, 60	President and Chief Executive Officer, Director	Mr. Krell has been President and Chief Executive Officer of ISE and a director of ISE since 1997. Mr. Krell is also the President and Chief Executive Officer and a director of ISE, LLC. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

Gary Katz, 46	Chief Operating Officer	Mr. Katz has been Chief Operating Officer of ISE since 2001. He is also the Chief Operating Officer of ISE, LLC. Mr. Katz co-founded ISE in October, 1997. From 1997 to 2001, he was Senior Vice President, Marketing at ISE. From 1997 to 1998, he was President and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1986 to 1997, Mr. Katz was Managing Director, Options and Index Products, at the NYSE. Mr. Katz is a co-founder of The Options Industry Council. Mr. Katz has an M.S. in Statistics with Distinction from New York University and a B.A. from Queens College. Mr. Katz represents ISE on the Board of Directors of OCC.

Bruce Cooperman, 48	Treasurer and Chief Financial Officer	Mr. Cooperman is Treasurer and Chief Financial Officer of ISE. He is also the Chief Financial Officer of ISE, LLC. Mr. Cooperman joined ISE in February 1999. From 1997 to 1999, he was Senior Vice President at the Board of Trade of the City of New York, or NYBOT. During his tenure, he was Chief Financial Officer of the New York Cotton Exchange (a subsidiary of NYBOT). From 1993 to 1997, Mr. Cooperman was Director of Finance and Information Technology at Fischer, Francis, Trees and Watts where he directed the global operations of the finance and technology divisions. From 1984 to 1993, he was a Vice President in the Finance Division of Credit Suisse First Boston. Mr. Cooperman is a graduate

Name and Age	Position	Background
of Ohio State University, where he received a B.S. degree in accounting and computer science.

Michael J. Simon, 54	Secretary	Mr. Simon is Secretary of ISE. He is also the Secretary, Chief Regulatory Officer and General Counsel of ISE, LLC. Mr. Simon joined ISE in November 1998. From 1993 to 1998, Mr. Simon was Of Counsel to Milbank, Tweed, Hadley & McCloy LLP. He had previously been Senior Attorney and an Associate with the firm since 1988. From 1986 to 1988, Mr. Simon was Vice President and Associate General Counsel of the National Securities Clearing Corporation. Mr. Simon is a graduate of the University of Pittsburgh School of Law and the University of Rochester and is a member of the American Bar Association.

The following information pertains to all other current executive officers and exchange directors of ISE, LLC, who file reports pursuant to Section 16(b) of the Exchange Act:

Name and Age	Position	Background
Daniel P. Friel, 51	Chief Information Officer	Mr. Friel is Chief Information Officer of ISE, LLC. Mr. Friel joined ISE in 1999. From 1977 to 1999, he was with Securities Industry Automation Corporation, or SIAC. From 1994 to 1999, he was Vice President of SIAC’s Amex Computer Operations. Prior to 1994, Mr. Friel held several technical and management positions at SIAC. A graduate of Cathedral College of the Immaculate Conception, Mr. Friel holds a B.A. degree in psychology.

Bruce D. Goldberg, 55	Chief Marketing Officer	Mr. Goldberg is Chief Marketing Officer of ISE, LLC. Mr. Goldberg joined ISE in July 2000. From July 2000 to June 2001, Mr. Goldberg was Senior Vice President, Marketing, of Service Interactive, a restaurant service company. From 1996 to 2001, Mr. Goldberg was Senior Vice President, Marketing, of Brink’s Home Security. From 1989 to 1996, Mr. Goldberg was with the Chicago Board Options Exchange, or CBOE, where he was Vice President of Retail Marketing and Sales. Mr. Goldberg has held senior marketing positions at Procter & Gamble, Frito-Lay and Pizza Hut. Mr. Goldberg was a co-founder of The Options Industry Council. He has a M.B.A. in Marketing-Finance from Cornell University and a B.S. in Psychology from Union College.

Thomas A. Ascher, 45	Chief Strategy Officer	Mr. Ascher is Chief Strategy Officer of ISE, LLC. Mr. Ascher joined ISE in March 2005. Prior to joining ISE, Mr. Ascher was the Chief Executive Officer of NQLX LLC (formerly Nasdaq Liffe Markets, LLC) from March 2002 to November 2003. From 1999 to 2002, Mr. Ascher was an Executive Vice President of Interactive Brokers LLC, part of the Interactive Brokers Group LLC. From 1986 through 1998, Mr. Ascher worked as an options market maker at the CBOE, where in 1997 and 1998, he also served as Vice Chairman of the Board and Chairman of the Executive Committee.

Name and Age	Position	Background
Mr. Ascher is a graduate of Carleton College, where he received a B.A. degree in American History.

Andrew Brenner, 49	Managing Director—ISE Stock Exchange	Mr. Brenner is the Managing Director of ISE Stock Exchange, LLC. Mr. Brenner joined ISE in May 2006. Prior to joining ISE, Mr. Brenner served as Senior Vice President and Manager, Portfolio Trading and Analytics of Fidelity Investments from 2003 to 2005. From 2002 to 2003, he was the Managing Director of Sales at Access Securities. Prior to 2002, Mr. Brenner was with Credit Suisse where he was a Director, Equities Division. Mr. Brenner also has held senior positions in derivatives and program trading at Morgan Stanley and Drexel Burnham Lambert. He is a graduate of Northwestern University, where he received a B.S. degree in Communications Studies.

Sean D. Flynn, 36	PMM Director	Mr. Flynn has been a director of ISE, LLC since 2005. Mr. Flynn has been an trader for Timber Hill LLC since 1997. Mr. Flynn is also a member of Interactive Brokers Group LLC, the parent company of Timber Hill LLC. Mr. Flynn is a graduate of the University of California, Irvine, where he received a B.S. degree in Economics.

Jason Lehman, 32	PMM Director	Mr. Lehman has been a director of ISE, LLC since July 2004. He is Head of Global Volatility Arbitrage at Citadel Investment Group, L.L.C. and currently heads the Global Options business for Citadel. Mr. Lehman joined Citadel in 1996 as a trader in the Japanese Convertible Bond Trading Group. Mr. Lehman holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Edward Boyle, 44	CMM Director	Mr. Boyle has been a director of ISE, LLC since May 2006. Mr. Boyle is the Vice President and Director of Corporate Development for TD Options LLC and currently serves as the Head of Corporate Development and Client Relationship Management. He joined TD Options in 2002 when TD Securities Inc. acquired the LETCO companies, formally a US options trading firm, where he was a Managing Director of Business Development and Client Services from 1999 to 2002. Mr. Boyle currently serves on the Securities Industry and Financial Markets Association, or SIFMA, Options Committee.

James V. Harkness, 47	CMM Director	Mr. Harkness has been a director of ISE, LLC since 2002. Mr. Harkness has been a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P. since 1999. From April 1994 to July 1999, Mr. Harkness was Managing Director of MicroHedge. Mr. Harkness also held trading and sales positions with Telekurs AG, Market View Software and LaSalle Arbitrage.

Name and Age	Position	Background
Peter J. Bottini, 37	EAM Director	Mr. Bottini has been a director of ISE, LLC since May 2006. Mr. Bottini has been the Executive Vice-President of Trading/Customer Service at optionsXpress, Inc. since August 2002. From August 2001 to August 2002, Mr. Bottini was a stock/options trader at Bottini Trading, LLC. He currently serves on the SIFMA Options Committee, the CBOE Nominating Committee, the CBOE Member Firm Committee and is Chairman of the ISE Allocation Committee. Mr. Bottini is a graduate of the University of Notre Dame, where he received a BBA in Finance.

William A. Porter, 78	EAM Director	Mr. Porter has been a director of ISE, LLC since 2000. Mr. Porter is a founder and was the first Chairperson of ISE from 1997 to 2002. Mr. Porter is also a Managing Member of Casey Securities, LLC and Chairperson Emeritus of E*TRADE. Mr. Porter has held numerous senior management positions, including Chairperson of Trelleborg Rubber Company; President of Tretorn Shoes; President of Commercial Electronics Incorporated. Mr. Porter has a M.S. in Management from The Massachusetts Institute of Technology, where he was a Sloan Fellow, a M.S. in Physics from Kansas State College and a B.A. in Mathematics from Adams State College.

Director Independence

The experience and diversity of our directors has been, and continues to be, critical to our success. In September of 2004, the Board adopted independence standards as part of the Company’s Corporate Governance Principles, which we revised in September 2006 in connection with our reorganization into a holding company structure. A copy of our Corporate Governance Principles may be found on our website, www.iseoptions.com. The Board’s policy is that all non-management directors must meet the current tests of independence, based on government regulations (including those of the SEC) and Section 303A of the NYSE Listed Company Manual. As such, our independence standards conform to the criteria specified in Section 303A of the NYSE Listed Company Manual, which provides that:

(a)	No director qualifies as “independent” unless our board of directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

(b)	In addition, a director is not independent if:

(i)	The director is, or has been within the last three years, an employee of our company, or an immediate family member is, or has been within the last three years, an executive officer, of our company.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Pursuant to our Corporate Governance Principles and the charter of the Corporate Governance Committee, the Corporate Governance Committee, in 2006, undertook its annual review of director independence with respect to our eight non-management directors. During this review, the Committee considered relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she was affiliated, and us. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the listing standards of the NYSE and our Corporate Governance Principles.

As a result of its review, the Board, based on the recommendation of the Corporate Governance Committee, determined that as of the Annual Meeting, all of our non-management directors are “independent” as defined by our independence standards, and that the following directors—consisting of our non-management directors—are deemed to be “independent” as defined by our independence standards: Barbara B. Diamond, Frank J. Jones, Ph.D., Mark P. Kritzman, John F. Marshall, Ph.D., Sarah A. Miller, Carleton Day Pearl, Ivers W. Riley and Richard Schmalensee, Ph.D. All of the members of our Finance and Audit, Compensation and Corporate Governance Committees are independent.

As provided in our Corporate Governance Principles, the Board annually reviews its own performance in order to access how effectively it is functioning. The assessment is implemented and administered by the Corporate Governance Committee through an annual Board self-evaluation survey. In addition, the Finance and Audit Committee, Compensation Committee, and Corporate Governance Committee each conduct an annual self-assessment.

Separation of Board Chairperson and Chief Executive Officer Role

Pursuant to our Bylaws, the Chairperson of our Board of Directors must not be an officer of the Company. As a result, our Chief Executive Officer may not also serve as the Chairperson of our Board. As such, the Chairperson presides at Board meetings and, working with the rest of our Board, helps establish and advises on overall Company policy, and our Chief Executive Officer is responsible for the day to day operations and management of the Company.

Information Regarding Our Process for Identifying Director Nominees

Our Certificate of Incorporation and Bylaws provides that our Board of Directors be composed of no more than 15 members, nor less than two members, and one of such directors be the person who is currently holding the office of President and Chief Executive Officer of ISE. Except with respect to our President and Chief Executive Officer, our Board of Directors is divided into two classes, Class I and Class II, each of whose members serve for a staggered two-year term. Each class of directors consists of four non-management directors.

The President and Chief Executive Officer serves for a one-year term. At each Annual Meeting of Stockholders, the term of our President and Chief Executive Officer and one class of directors expires. The Class A stockholders vote to elect the President and Chief Executive Officer and the four non-management director candidates nominated to serve as non-management directors for the expiring class.

Identifying and Evaluating Candidates for Non-Management Directors

Our Board seeks to attract and retain talented and dedicated non-management directors. The Corporate Governance Committee reviews the qualifications and backgrounds of potential non-management directors and selects nominees from those qualified candidates. The Corporate Governance Committee solicits candidates from our current directors and, if deemed appropriate, may retain, for a fee, recruiting professionals to identify and evaluate candidates. A professional search firm was retained in 2006 to identify and assist the Corporate Governance Committee in identifying, evaluating and conducting due diligence on potential non-management director candidates.

Board Membership Criteria

In selecting nominees, the Corporate Governance Committee endeavors to create a diverse and well-rounded Board with individuals having a combination of experience, management and financial skills, judgment, character and an international background so that, as a group, the non-management directors have varied experience in business, government, education and technology. In addition, non-management director nominees should not be employed in an area that could give rise to conflicts of interest in pursuing the best interests of the Company. In evaluating potential non-management director nominees, the Corporate Governance Committee will take into consideration, among other factors:

•	expertise in the financial, business, academic or legal communities;

•	knowledge and understanding of the financial markets and our current business and potential business opportunities;

•	diversity of perspectives;

•	potential to contribute to our growth and development; and

•	enthusiasm and dedication towards advancing our interests.

Stockholder Nominees

The Corporate Governance Committee also considers non-management director nominees recommended by Class A stockholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the Corporate Governance Committee, in care of Michael J. Simon, Secretary, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, New York 10004. See also “Stockholder Proposals for 2008 Annual Meeting” below.

There are no differences in the criteria used or the manner in which the Corporate Governance Committee evaluates a director nominee who is recommended by a stockholder. In considering a stockholder recommendation, the Corporate Governance Committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. In 2006, no individuals were submitted by stockholders to the Corporate Governance Committee for consideration as non-management director nominees in the election of directors. The Corporate Governance Committee evaluates the credentials of each individual submitted by stockholders against the Committee’s standard criteria and the current needs of the Board and decides whether such individual would be an appropriate fit.

Meetings of Our Board and Board Committees

Our Board held eight meetings during 2006, and conducted business once by way of unanimous written consent. In addition to the meetings of the full Board, certain directors also attended meetings of Board committees on which they serve. Each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member during the 2006 fiscal year.

Executive Sessions

The non-management directors also meet in executive sessions without management at all regularly-scheduled Board meetings. The Chairperson of the Board, currently Frank J. Jones, presides over these executive sessions. The Board of Directors has four standing committees: Executive, Finance and Audit, Corporate Governance, and Compensation.

Attendance at the Annual Meeting of Stockholders

We strongly encourage, but do not require, our directors to attend the Annual Meeting. Last year, all of our directors attended the 2006 Annual Meeting of Stockholders.

Set forth below is a brief summary of each Board committee, its members and the number of meetings it held during 2006.

Name of Committee and Members	Committee Functions	Number of Meetings During 2006
Executive
David Krell, Chairperson Frank J. Jones, Ph.D. John F. Marshall, Ph.D. Carleton Day Pearl	This Committee has and may exercise all the powers and authority of the Board, except with respect to approving a merger, consolidation, sale of all or substantially all of the assets or dissolution of the Company.	0

Corporate Governance
Frank J. Jones, Ph.D., Co-Chairperson Sarah A. Miller, Co-Chairperson Barbara B. Diamond Mark P. Kritzman John F. Marshall, Ph.D. Carleton Day Pearl Ivers W. Riley Richard Schmalensee, Ph.D.	This Committee reviews the qualifications of potential candidates for election as non-management directors, and nominates such candidates. Any formal invitation to a non-management director candidate is authorized by the full Board. The Committee is also responsible for developing and recommending to the Board a set of corporate governance principles applicable to us. The Committee is governed by a charter that complies with the rules of the NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. All of the members of the Committee are “independent” within the meaning of Section 303A of the NYSE Listed Company Manual, and in accordance with our Corporate Governance Principles, are non-management directors.	4

Name of Committee and Members	Committee Functions	Number of Meetings During 2006
Compensation
Barbara B. Diamond, Chairperson John F. Marshall, Ph.D. Sarah A. Miller Richard Schmalensee, Ph.D.	This Committee approves our goals and objectives relevant to compensation and benefits, stays informed as to market levels of compensation and recommends to our Board compensation levels and benefits for our Chief Executive Officer and Chief Operating Officer. In conjunction with the Chief Executive Officer and Chief Operating Officer, the Committee also reviews the compensation of other senior executive officers. The Committee is governed by a charter that complies with the rules of the SEC and NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. The Committee also produces an annual report on executive compensation for inclusion in our Proxy Statement and reviews the Compensation Discussion and Analysis. All of the members of the Committee are “independent” within the meaning of Section 303A of the NYSE Listed Company Manual, and in accordance with our Corporate Governance Principles, are non-management directors.	9

Finance and Audit
John F. Marshall, Ph.D., Chairperson Barbara B. Diamond Mark P. Kritzman Carleton Day Pearl	Among other things, this Committee oversees the engagement of the independent registered public accounting firm to act as our auditors, annually reviews our financial statements, the scope and cost of annual audits, and considers matters relating to accounting policies and internal controls. The Committee is governed by a charter that complies with the rules of the SEC and the NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. All of the members of the Committee are financially literate and are “independent” in accordance with SEC regulations and Section 303A of the NYSE Listed Company Manual, and in accordance with our Corporate Governance Principles, are non-management directors. The Committee also produces a report for inclusion in our Proxy Statement filed with the SEC.	12

Audit Committee Financial Expert

The Board has determined that John F. Marshall, Ph.D., the Chairperson of the Finance and Audit Committee, is an “independent” director within the meaning of Section 303A of the NYSE Listed Company Manual, qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC, and has accounting and related financial management expertise within the meaning of Section 303A of the NYSE Listed Company Manual. The Board’s conclusion that Dr. Marshall has the attributes of an audit committee financial expert is based on Dr. Marshall’s service as the Senior Principal of Marshall, Tucker and Associates L.P, where he oversees all affairs including the review and discussion of financial statements with the Chief Financial Officer. He holds a MBA in finance and a Ph.D. in financial economics and was a professor of finance at St. John’s University where he taught corporate finance, including the construction and financial interpretation of financial statements to MBA students for over 20 years. Dr. Marshall has been a member of the Finance and Audit Committee since May 2002.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee currently are Barbara B. Diamond, Richard Schmalensee, Ph.D., John F. Marshall, Ph.D. and Sarah A. Miller, and none of such committee members was, during the 2006 fiscal year, an employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure in this Proxy Statement pursuant to Item 404 of Regulation S-K. Moreover, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table shows, as of March 23, 2007, the amount of Class A common stock beneficially owned by each of our directors, director nominees, and executive officer named in the Summary Compensation Table on page 49 of this Proxy Statement, and by all directors, director nominees and executive officers as a group. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to dispose, and stock options that are currently exercisable or will become exercisable within 60 days of March 23, 2007. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Ownership Table

Name(1)	# of Shares	%
David Krell(2)	1,443,374	3.68
Gary Katz(3)	1,141,925	2.92
Bruce Cooperman(4)	97,852	*
Daniel P. Friel(5)	129,752	*
Michael J. Simon(6)	148,844	*
Frank J. Jones, Ph.D.(7)	18,263	*
John F. Marshall, Ph.D.(8)	40,823	*
Barbara B. Diamond (9)	6,629	*
Mark P. Kritzman(10)	18,199	*
Sarah A. Miller(11)	13,399	*
Carleton Day Pearl(12)	14,095	*
Ivers W. Riley(13)	13,624	*
Richard Schmalensee, Ph.D.(14)	14,729	*
Joseph B. Stefanelli	—	—
Kenneth A. Vecchione	—	—
All executive officer, directors and director nominees as a group (26 persons)(15)	5,318,520	13.58

*	Less than 1%.
(1)	The address for all persons listed in the table is International Securities Exchange Holdings, Inc. 60 Broad Street, New York, New York 10004.
(2)	Includes 1,054,863 shares of Class A common stock issuable upon exercise of options held by Krell Associates Family Limited Partnership that are exercisable within 60 days of March 23, 2007 and 43,393 shares of Class A common stock held jointly by David Krell and Barbara Krell, David Krell’s wife, with respect to which they share voting and dispositive power. Also includes 56,368 shares of Class A common stock issuable upon exercise of options held by David Krell that are exercisable within 60 days of March 23, 2007. Excludes 68,895 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.
(3)	Includes 866,577 shares of Class A common stock issuable upon exercise of options held by Katz & Associates, L.P. that are exercisable within 60 days of March 23, 2007 and 32,023 shares of Class A common stock held by Katz & Associates, L.P. Also includes 45,632 shares of Class A common stock issuable upon exercise of options held by Gary Katz that are exercisable within 60 days of March 23, 2007. Excludes 55,772 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.
(4)	Includes 70,334 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Excludes 16,732 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.

(5)	Includes 1,270 shares of Class A common stock held by Margaret Friel, Daniel P. Friel’s wife, for which Daniel P. Friel disclaims beneficial ownership. Also includes 92,622 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Excludes 20,340 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.
(6)	Includes 400 shares of Class A common stock held by Phyllis Simon, Michael J. Simon’s wife, 250 shares held by each of Daniel J. Simon, Rachel M. Simon, and Jacob B. Simon, Michael J. Simon’s children, for which Michael J. Simon disclaims beneficial ownership. Also includes 112,171 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Excludes 22,965 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.
(7)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(8)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company. Also includes 22,300 shares of Class A common stock held by Marshall, Tucker & Associates LLC, for which John F. Marshall, Ph.D. is the Senior Managing Member.
(9)	Includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(10)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(11)	Includes 1,270 shares of Class A common stock held by Michael J. King, Sarah A. Miller’s husband, for which Sarah A. Miller disclaims beneficial ownership, and 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(12)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(13)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(14)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Also includes 929 deferred restricted stock units which are fully vested on the grant date, but which will be delivered on the first anniversary of the date of the termination of employment with the Company.
(15)	Includes executive officers and exchange directors from ISE, LLC. Includes 7,432 deferred restricted stock units granted to our non-management directors. Also includes 2,447,324 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2007. Excludes 222,314 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 23, 2007.

Security Ownership by Certain Beneficial Owners

The following table sets forth information regarding each person who, we believe, beneficially owns more than 5% of our outstanding Class A common stock as of March 23, 2007 unless otherwise indicated.

Name	# of Shares	%(1)
Porter Revocable Trust(2) c/o International Securities Exchange 60 Broad Street New York, NY 10004	1,999,999	5.11

AXA Assurances I.A.R.D. Mutelle(3) c/o AXA Financial Inc. 1290 Avenue of the Americas New York, NY 10104	2,463,502	6.29

Baron Capital Group, Inc.(4) 767 Fifth Avenue New York, NY 10153	3,523,000	8.99

Kinetics Asset Management, Inc.(5) 470 Park Avenue South 4th Floor South New York, NY 10016	3,613,300	9.22

(1)	In accordance with applicable SEC rules, this percentage is based upon the total of 39,172,690 shares of the Company’s Class A common stock outstanding on March 23, 2007.
(2)	Includes 1,999,999 shares of Class A common stock held by the Porter Revocable Trust, for which William A. Porter, Jr. is a co-trustee with his wife. William A. Porter, Jr. and his wife share voting and dispositive power over these shares. Excludes 18 shares of Class A common stock held by The Porter 1997 Grandchildren’s Trust, 22,303 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Matthew B. Porter, 22,303 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Amy L. Porter, 22,303 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Victoria E. Porter, 22,303 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Juliet P. Porter, 43,809 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Jacqueline K. Porter, 43,809 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Morgan T. Keeler, 43,809 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Devin M. Keeler, 15,480 shares of Class A common stock held by The Lauren Rebecca Keeler 2003 Irrevocable Trust, 15,480 shares of Class A common stock held by The Amber Delilah Keeler 2003 Irrevocable Trust, 15,480 shares of Class A common stock held by The Samuel Tyler Keeler 2003 Irrevocable Trust, 314,757 shares of Class A common stock held by Kristin M. Dahl, 137,612 shares of Class A common stock held by Kelly R. & Christina Porter, 200,000 shares of Class A common stock held by Scott R. Porter, and 348,858 shares of Class A common stock held by William A. Porter III and Susan H. Porter, Trustees or successor Trustees of the Barry & Susan Porter Trust U/A/D 3/13/98 (collectively referred to as the “Porter Entities”). William A. Porter Jr. disclaims beneficial ownership of the Porter Entities.
(3)

Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2007 jointly by AXA Assurances I.A.R.D. Mutelle (“AXA I.A.R.D.”), AXA Assurances Vie Mutelle (“AXA Vie”), AXA Courtage Assurance Mutelle (“AXA Courtage”), AXA and AXA Financial, Inc. (“AXA Financial,” and collectively with AXA I.A.R.D., AXA Vie, AXA Courtage, AXA and AXA Financial, the “AXA Group”). In the Schedule 13G, the AXA Group reported that each of the entities in the AXA Group are parent holding companies, and that a majority of the shares reported in the Schedule 13G are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment advisor. Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial. In addition, the Schedule 13G reported that: (i) AXA I.A.R.D. has sole voting power with respect to 2,157,180 shares of Class A common stock and sole dispositive power with respect to 2,463,502 shares of Class A common stock; (ii) AXA Vie has sole voting power with respect to 2,157,180 shares of Class A common stock and sole dispositive power with respect to 2,463,502 shares of Class A common stock; (iii) AXA Courtage has sole voting power with respect to 2,157,180 shares of Class A common stock and sole dispositive power with respect to 2,463,502 shares of Class A common stock; (iv) AXA has sole voting power with respect to 2,157,180 shares of Class A common stock and sole dispositive power with respect to 2,463,502 shares of Class A common stock; and (v) AXA Financial has sole voting power with respect to 2,157,180 shares of Class A common stock and sole dispositive power with respect to 2,463,502 shares of Class A common stock.

(4)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2007 jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively with BCG, BAMCO and BCM, the “Baron Group”). In the Schedule 13G, the Baron Group reported that BCG and Ronald Baron are parent holding companies, and that BAMCO and BCM are each investment advisors. In addition, the Schedule 13G reported that: (i) BCG has shared voting power with respect to 3,163,100 shares of Class A common stock and shared dispositive power with respect to 3,523,000 shares of Class A common stock; (ii) BAMCO has shared voting power with respect to 2,990,600 shares of Class A common stock and shared dispositive power with respect to 3,335,000 shares of Class A common stock; (iii) BCM shared voting power with respect to 172,500 shares of Class A common stock and shared dispositive power with respect to 188,000 shares of Class A common stock; and (iv) Ronald Baron has shared voting power with respect to 3,163,100 shares of Class A common stock and shared dispositive power with respect to 3,523,000 shares of Class A common stock.
(5)	Based on a Schedule 13F for the quarter ended September 30, 2006, filed with the SEC on January 3, 2007 by Kinetics Asset Management, Inc. (“Kinetics”). In the Schedule 13F, Kinetics reported that it has sole voting and sole dispositive power with respect to 3,613,300 shares of Class A common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, all of our officers, directors and persons who own more than 10% of a registered class of our equity securities complied with applicable Section 16(a) filing requirements, except that: (i) Andrew Brenner inadvertently filed one late Form 3 in May 2006, disclosing that he owned no reportable securities, (ii) each of Amit Muni, Bruce Cooperman, Bruce D. Goldberg, Daniel P. Friel, David Krell, Gary Katz, Michael J. Simon, and Thomas A. Ascher inadvertently filed one late Form 4 in January 2006, relating to the payment of taxes on the vesting of each of their restricted stock awards, (iii) Daniel P. Friel inadvertently filed one late Form 4 in January 2007, relating to the purchase of securities pursuant to an Employee Stock Purchase Plan, and (iv) each of Barbara B. Diamond, Mark P. Kritzman, Frank J. Jones, John F. Marshall, Sarah A. Miller, Carleton Day Pearl, Richard Schmalensee, and Ivers W. Riley inadvertently filed one late Form 4 in November 2006, relating to the grant of restricted stock units.

Certain Relationships and Related Transactions

The Finance and Audit Committee is responsible for the review and approval of all related party transactions. Our Code of Business Conduct and Ethics, which applies to all employees, officers and directors of ISE and our subsidiaries and affiliates, contains a “Conflicts of Interest” policy which requires the disclosure of any situation that could be construed to be in conflict with the interests of ISE or give the appearance that a conflict might exist, including, but not limited to:

•	The employee or the director has a familial relationship with another employee of an exchange member of ISE, LLC;

•	The employee or the director has a familial relationship with another employee at ISE;

•	The employee, the director, or a member of his or her family has a financial interest[1] in (i) a member of ISE, LLC, (ii) a vendor of ISE, or (iii) any other entity that transacts business with ISE;

•	The employee or the director or a member of his or her family has made or received a personal loan to or from a person or business enterprise that supplies materials or services to ISE; and

•

The employee or the director is asked to work on a matter concerning a member or company for which the employee or the director previously worked or with whom the employee or the director is discussing future employment.

In addition, a director may not participate in any matter (whether in his or her capacity as a member of the Board or a committee of the Board) that would materially affect his or her personal interests. A director must disqualify himself or herself from any such matter by informing the Chairperson of the Board or the chair of a committee, as appropriate, of the conflict. The Board, pursuant to a majority vote of a quorum, also may disqualify a director due to a conflict.

As a regulated securities exchange, ISE, LLC regularly transacts business with broker-dealers involved in the business of trading securities and those broker-dealers may be stockholders of the Company. Therefore, the Company engages in transactions with certain stockholders in the ordinary course of business. There are no other transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

[1]

The term “financial interest” means the receipt of anything of monetary value, including, but not limited to, receiving a salary or some other payment (in cash or kind) for services (e.g., consulting fees, finders fees, brokerage fees, etc.), owning an equity or debt interest (e.g., stocks, stock options, partnership interests, etc.), or owning a property right.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

The Finance and Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Finance and Audit Committee consists of four non-management directors who are “independent” as defined in Section 303A of the NYSE Listed Company Manual, Rule 10A-3 of the Exchange Act and our Corporate Governance Principles, and are “financially literate” as required by the NYSE. Its duties and responsibilities are set forth in the Finance and Audit Committee Charter adopted by our Board of Directors and is available on our website at www.iseoptions.com. In 2006, the Finance and Audit Committee held 12 regularly scheduled meetings. During 2006, the Finance and Audit Committee met with the senior members of the Company’s financial management team, the Company’s director of Internal Audit, the Company’s general counsel and the Company’s independent registered public accounting firm, as necessary. The Finance and Audit Committee had private sessions with the Company’s independent registered public accounting firm and our director of Internal Audit, as necessary. The Board of Directors has determined that John F. Marshall, Ph.D., meets the SEC’s definition of audit committee financial expert.

In the course of fulfilling its responsibilities, the Finance and Audit Committee has:

•

the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the oversight of the scope of its role and the determination of its compensation;

•	reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the audited financial statements;

•	reviewed, revised and discussed with management the Charter for the Finance and Audit Committee;

•	discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380);

•

received and discussed with the independent registered public accounting firm the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•

discussed with the independent registered public accounting firm the results of their evaluation of the Company’s internal controls, including internal control over financial reporting and the overall quality of financial reporting;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the pre-approval policy of the Finance & Audit Committee; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services, if any, is compatible with maintaining their independence.

Based on the above-mentioned reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and managements assessment of the effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC. The Finance and Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

The Finance and Audit Committee—Fiscal Year 2006
John F. Marshall, Ph.D., Chairperson
Barbara B. Diamond
Mark P. Kritzman
Carleton Day Pearl

Finance and Audit Committee Pre-approval Policies and Procedures

The Finance and Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Finance and Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence.

Principal Accountant Fees and Services

Fees billed by Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2006	$1,057,524	$112,045	$410,475	$—
2005	$1,466,230	$245,700	$271,365	$—

Audit fees include fees for professional services rendered for the audit of our annual financial statements, report on internal controls over financial reporting and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. This included, in 2005, services provided in connection with our initial and secondary public offerings.

Audit-related fees include fees for assurance, employee benefit plan audits and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.”

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice as well as tax fees in connection with our initial and secondary public offerings.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “all other fees” for the years ended December 31, 2006 and 2005.

The Finance and Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the services described above were pre-approved by the Finance and Audit Committee in accordance with our pre-approval policy.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form-10-K and this Proxy Statement.

The Compensation Committee—Fiscal Year 2006
Barbara B. Diamond, Chairperson
John F. Marshall, Ph.D.
Sarah A. Miller
Richard Schmalensee, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The individuals who served as the Company’s President and Chief Executive Officer; Chief Operating Officer; General Counsel, Chief Regulatory Officer and Secretary; Chief Information Officer; and Chief Financial Officer during 2006 are referred to as our “named executive officers.”

Overview

We operate in an intensively competitive and challenging business environment and we expect competition to intensify. We currently compete with five other options exchanges as direct competitors and expect to compete with other exchanges in the future. We compete on a number of factors including liquidity in our marketplace, transaction costs, transparency, speed of execution, technology and customer service. As we define in our mission statement, we believe our long-term success depends on our ability to:

•	Grow our business by providing value added products and services to market participants;

•	Offer superior customer service, innovative technology and flexible business functions to meet market participants’ needs;

•	Diversify our product lines by leveraging our strengths and unique features;

•	Expand our geographical reach through relationships with international partners; and

•	Provide attractive long-term returns on investments for our stockholders.

A key component to satisfy our mission statement is our ability to attract, retain, and motivate professional, dedicated, and expert staff. We seek the industry’s most talented, professional, and dedicated people at all levels within the Company who are committed to our core values of customer service, entrepreneurship, valuing people and integrity. In particular, we are reliant on our Chief Executive Officer, or CEO, and our Chief Operating Officer, or COO, co-founders of our company in 1997. Their leadership, industry expertise, and values have been critical factors to our growth, culture, and success. Their beliefs regarding compensation have shaped our objectives and philosophy, and their insights continue to impact significantly the manner in which we compensate our employees and conduct our business.

Role of the Compensation Committee

The Compensation Committee is responsible for the general oversight of the Company’s compensation policies and specifically, to evaluate the performance of our CEO and COO in order to determine that their compensation is fair, reasonable and competitive, and to approve their compensation. The Compensation Committee administers and exercises any authority granted to it under our annual bonus, long-term incentive compensation, and equity-based plans; reviews and makes recommendations to our Board of Directors with respect to directors’ compensation; and reviews and approves employment, severance, and change in control agreements as well as any other supplemental benefits provided to the named executive officers. The Compensation Committee also works with senior management to formulate succession plans and annually reviews and reassesses the adequacy of its charter, proposing changes as necessary to the Board for approval.

Role of Consultants

To assist in the fulfillment of its responsibilities, the Compensation Committee periodically evaluates the competitiveness of our executive compensation programs using information drawn from a variety of sources such as published survey data on other financial and service institutions, information supplied by consultants, and its Committee members’ experience in recruiting and retaining executives. When selecting outside advisors and consultants, the Compensation Committee conducts a search among several potential candidates before selecting the candidate best suited for its needs. Funding for advisors and consultants is provided by the Company at a level determined by the Compensation Committee. The Compensation Committee has authority to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary. In 2006, the Compensation Committee used data provided by James F. Reda & Associates, LLC and Frederic W. Cook & Co., Inc. The data and other information regarding the work performed by the compensation consultants used in 2006 is discussed below.

Role of Management

The Company’s CEO and COO play a critical and important role in setting compensation. The CEO and COO make recommendations to the Compensation Committee regarding compensation at all levels of the Company. The Compensation Committee is responsible for ensuring that the recommendations are fair, reasonable and competitive and consistent with the Company’s overall compensation philosophy.

Our Compensation Philosophy and Objectives

The following principles guide the Company’s compensation programs:

•

Pay for performance—Compensation programs should reward employees for their individual performance as well as the Company performance. If an employee is a top-tier performer, he or she should receive higher rewards. When the Company delivers higher year-over-year financial results, all employees should be rewarded with a mix of cash and long-term performance tied to stock. Likewise, where individual performance falls short of expectations and/or the Company’s financial performance declines, the programs should deliver lower levels of compensation. In addition, the objectives of pay-for performance and retention must be balanced. Even in periods of temporary downturns in Company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to the Company.

•

Every employee should be a stake-holder aligned with our stockholders—We believe a key factor in the Company’s success has been and continues to be fostering an entrepreneurial culture where our employees act and think like owners of the Company. As such, compensation programs should encourage stock ownership deep within the organization to align our employees’ interests with our stockholders. Stock awards should be long-term in nature.

•

Higher levels of responsibility are reflected in compensation—Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be related to the Company’s performance and should be tied to long-term performance because they are more able to affect the Company’s results.

•

Competitive compensation levels—Compensation should be reflective of the value of the position in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent. As such, we target employees’ total compensation to be within the 75th percentile of companies operating in our industry.

•

Team Approach—We believe our success has been based on the coordinated efforts of all our employees working towards our common goals, not on the efforts of any one individual. As such, our compensation programs should be applied across the organization, taking into account differences in job responsibilities and marketplace considerations. Perquisites should be rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities.

Background to Understanding Compensation Levels

Compensation for our employees was based on the philosophies described above, however, prior to 2004, the levels of compensation were based on what the Company could afford to pay as a result of its financial performance and relatively short operating history. In 2004, in preparation for the Company’s initial public offering, the Compensation Committee commissioned a study from a compensation consultant regarding appropriate compensation levels for our named executive officers. The Compensation Committee, CEO, and COO desired generally to structure our named executive officers’ total compensation packages to be comparable to compensation paid by peer companies to their named executive officers. They believed that this range provides a suitable balance between the competitive nature of our business, the need to recruit and retain talented executives, and our strong desire to ensure our executives do not receive compensation that is unjustifiably in excess of that of their peers or out of proportion to their contribution to our short-term and long-term success and to our stockholders’ return. The consultant also provided advice on the mix of cash and long-term stock-based incentive compensation. The companies which comprise our peer group were selected based on similarities between their business lines and our business lines. Given the relative scarcity of similarly-sized or smaller-sized companies operating in our industry at that time, a portion of the peer group consists of companies with larger workforces and revenue bases. The peer group included:

• American Stock Exchange, LLC	• Interactive Data Corporation

• Archipelago Holdings, Inc.	• Investment Technology Group, Inc.

• Chicago Mercantile Exchange Holdings, Inc.	• Knight Trading Group, Inc.

• eSpeed, Inc.	• LaBranche & Co.

• FactSet Research Systems, Inc.	• Maxcor Financial Group, Inc.

• Instinet Group, Inc.	• Nasdaq Stock Market, Inc.

The data regarding compensation practices among the peer companies was then reported to the Compensation Committee, CEO, and COO. Based on the report, the CEO and COO recommended compensation levels for the named executive officers.

The Compensation Committee reviewed the recommended amounts with the compensation consultant. The Compensation Committee noted that the recommended compensation levels were reasonable as compared to the peer group; however, the total compensation recommended for the CEO was slightly below that of the range of 50th to 75th percentile among peer executives and that the COO’s compensation was slightly above such range. In addition, the Compensation Committee noted that the recommended amounts reflected a higher weighting of stock-based awards versus cash as compared to amounts recommended by the compensation consultant.

The Committee and the CEO and COO discussed these differences. The Compensation Committee noted that the COO, as a co-founder, had played a more significant role in our development than most of his peers relative to their employers and will continue to play a critical role in our long-term success. The Compensation Committee also noted that awarding a higher mix of stock based awards versus cash was consistent with the Company’s compensation philosophy of aligning our employees’ interests with that of our stockholders. In addition, in light of the Company’s initial public offering, the Compensation Committee preferred higher stock-based awards as an important retention tool. After extensive discussion, the Compensation Committee approved the recommended amounts.

The approved compensation levels were incorporated into the named executive officers newly created employment agreements which became effective in March 2005 when we completed our initial public offering. Most importantly, these compensation amounts became a base-line off of which future compensation would be measured.

Special 2004 Equity Award

In connection with our initial public offering, in 2005, we granted our named executive officers a stock-based award representing a two-year award – half of the two-year award related to their performance in 2004 and the remaining half was an accelerated award that related to their anticipated performance in 2005. This award was granted as approximately 67% restricted stock and 33% options with an exercise price of $18.00, our initial public offering price. The Compensation Committee granted the accelerated award to recognize the contributions of the named executive officers to the Company’s success and initial public offering and to emphasize to our new stockholders that managements’ interests were aligned with theirs. In order to reflect the one-time nature of this award, the vesting provisions were on a staggered basis of 15% in year 1, 30% in year 2, and the remaining 55% in year 3.

In addition, on the day of our initial public offering, the Compensation Committee approved a grant of restricted stock to all of the Company’s employees to also recognize their contributions to our success. However, the CEO and COO elected not to participate in this award and instead, contributed their shares to the pool to be distributed to our employees.

Components of Compensation

We have established three primary components of compensation to satisfy our compensation objectives: base salary, annual cash performance-based bonuses under the Senior Executive Annual Bonus Plan, and long-term equity compensation under the Omnibus Stock Plan. In allocating compensation among these components, we take into account information provided to us by our compensation consultants and our compensation philosophies as noted above.

The compensation tables in this Compensation Discussion and Analysis are presented in a manner that the Compensation Committee, CEO and COO use to evaluate compensation for our named executive officers. We believe it is useful to present this information so as to share this perspective with our stockholders in order to better understand our compensation practices affecting our named executive officers and our overall compensation philosophy and objectives. In addition, these tables supplement the compensation tables presented in the Executive Compensation and Director Compensation sections which are in a format required by the SEC. We do not necessarily believe the required tables provide a full and accurate numerical representation of our compensation methodology.

Base Salary

We use base salary as a means of providing steady pay to our named executive officers at competitive market rates based on the given position’s duties and level of responsibility. As discussed above, base salaries were initially set in 2005 based on a competitive range relative to our peer group as well as taking into account the individual’s past performance, potential for growth with us, and level and scope of responsibility. The amounts were set forth in the named executive officers’ employment agreements which also stated that the named executive officers, with the exception of the CEO and COO, would be entitled to a base increase of no less than 3% annually to account for cost of living increases.

The table below reflects the base salaries for our named executive officers in 2004 prior to our initial public offering, in 2005 when compensation levels were adjusted as part of our initial public offering, and in 2006 as reflected in their respective employment agreements:

Named Executive Officer and Position	2004 Base Salary (prior to initial public offering)	2005 Base Salary (adjusted as part of initial public offering)	2006 Increase (per employment agreement)		2006 Base Salary
			$	%
David Krell President and Chief Executive Officer	$877,347	$1,000,000	—	—	$1,000,000

Gary Katz Chief Operating Officer	742,469	850,000	—	—	850,000

Daniel P. Friel Chief Information Officer	371,315	385,000	$11,550	3.0%	396,550

Michael J. Simon General Counsel, Chief Regulatory Officer and Secretary	371,315	385,000	11,550	3.0%	396,550

Bruce Cooperman Chief Financial Officer	291,799	310,000	9,300	3.0%	319,300

Incentive Compensation

Our annual incentive compensation is comprised of three components:

•

Annual cash bonus—a program designed to reward our employees for their current year’s individual performance. This program is awarded in cash in order to provide an immediate benefit and recognition to the employee.

•

Long-term equity incentive compensation—a program intended to foster a stockholder mentality as described in our compensation philosophy. It is designed to reward our employees for their individual performance. The program is awarded in restricted stock and/or options. These awards generally vest over a three year period and provide important features of retention which we deem as critical to the long-term success of our business.

•

Company performance award—a program designed to reward our employees for their contribution to our year-over-year financial performance. This program is intended to foster our entrepreneurial culture as described in our compensation philosophy and is granted in the form of cash and/or stock-based awards.

Annual Cash Bonus

We have established an annual cash bonus program to reward our employees for their individual performance. Cash incentive bonuses for our named executive officers are determined based on our Senior Executive Annual Bonus Plan, a formula-based incentive plan adopted in August 2004 and first used to determine cash bonus payments for 2005 performance. Under the plan, bonus amounts, expressed as a percentage of base salary, are established for participants at the beginning of each year. Bonus payouts for the year are then determined by measuring the Company’s actual financial results for the year against predetermined performance measures. At the end of the performance period, the Compensation Committee has discretion to adjust an award payout downward, but not upward, from the amount yielded by the formula.

Under the plan, performance goals are established at the beginning of the fiscal year. The goals represent the Company’s budgeted annual revenues and expenses as proposed by management and approved by the Finance and Audit Committee. These budgeted amounts are adjusted for certain revenue and expense gross-ups as well as the planned cash bonus amount. The Compensation Committee believes that the targets set each year are challenging, but within reach of a talented executive team. The plan rewards at a higher rate for outperforming expense targets than revenue targets as management feels it has greater control over our expenses than it has over our revenues. Management views revenues as a reflection of the volume of trading conducted on our platforms, and trading volume to be subject to market and other external conditions outside of their control. Nonetheless, since revenues are crucial to our continued growth and success, it remains an important factor in the named executive officers’ performance-based compensation.

Payouts under the plan for 2006, expressed as a percentage of base salary, are reflected below:

Named Executive Officer	Threshold	Target	Maximum	Calculated Payout	Actual Payout
David Krell	30%	60%	180%	127.6%	82.3%
Gary Katz	25%	50%	150%	106.3%	68.5%
Daniel P. Friel	20%	40%	80%	58.3%	41.0%
Michael J. Simon	20%	40%	80%	58.3%	41.0%
Bruce Cooperman	20%	40%	80%	58.3%	37.8%

The cash bonus calculation under the plan recommends a “not to exceed” amount. For 2006, the CEO and COO recommended lower levels of cash bonus as compared to the calculated amount for the named executive officers. The CEO and COO reviewed the absolute dollars and percentage growth in year-over-year annual cash compensation for the named executive officers and believed the amounts recommended were sufficient to reward the named executive officers for their individual performance. The CEO, COO, and the Compensation

Committee believed the named executive officers’ performance was outstanding during the year; but a mix of a formula and market information from comparable peers was the appropriate approach. In 2006, the Chief Financial Officer, or CFO, engaged the same compensation consultant who advised the Compensation Committee on setting the initial compensation levels to update their report on comparable peer data in order for the CEO and COO to recommend compensation levels for 2006 performance.

The Compensation Committee reviewed the recommended amounts in context with the compensation consultant’s report as presented by the CFO and agreed with the rationale and recommendations from the CEO and COO. The Compensation Committee approved the recommended amounts as it determined that the amounts were consistent with the Company’s compensation philosophy and reflected each named executive officer’s contribution to the Company and position in the marketplace.

Annual cash bonuses for our named executive officers earned in 2006 and 2005 are reflected in the table below:

Named Executive Officer	Year	Base Salary	Annual Cash Bonus
David Krell	2006 2005	$1,000,000 1,000,000	$823,000 526,000

Gary Katz	2006 2005	850,000 850,000	582,000 371,000

Daniel P. Friel	2006 2005	396,550 385,000	162,750 150,000

Michael J. Simon	2006 2005	396,550 385,000	162,750 150,000

Bruce Cooperman	2006 2005	319,300 310,000	120,750 115,000

Long-term Equity Compensation

Because short-term performance with respect to profits does not, by itself, accurately reflect our overall performance nor the return realized by our stockholders, our employees are eligible to receive equity awards. We believe that providing equity ownership:

•	Serves to align the interests of our employees with our stockholders by creating a direct link between compensation and stockholder return;

•	Creates a significant, long-term interest for our employees to contribute to our success; and

•	Aids in the retention of employees in a highly competitive market for talent.

In order to determine the appropriate awards for 2005 long-term incentive compensation, the Compensation Committee engaged two separate compensation consultants. The first consultant updated the Compensation Committee, CEO, and COO with respect to the earlier 2004 report on total compensation packages of comparable peer companies. The peer group at that time included the following companies:

• American Stock Exchange, LLC	• Knight Trading Group, Inc.
• Archipelago Holdings, Inc.	• LaBranche & Co.
• Chicago Mercantile Exchange Holdings, Inc.	• MarketAxess Holdings, Inc.
• eSpeed, Inc.	• Nasdaq Stock Market, Inc.
• GFI Group, Inc.	• New York Stock Exchange
• Instinet Group, Inc.	• NYFIX, Inc.
• Investment Technology Group, Inc.	• optionsXpress Holdings, Inc.

The second compensation consultant advised the Compensation Committee, CEO, and COO on methods used by public companies generally and specifically the Company’s peer group in setting levels of long-term stock-based awards, the mix of restricted stock and options and vesting practices. The peer group included the following companies:

• Archipelago Holdings, Inc.	• Knight Trading Group, Inc.
• Chicago Mercantile Exchange Holdings, Inc.	• LaBranche & Co.
• eSpeed, Inc.	• MarketAxess Holdings, Inc.
• GFI Group, Inc.	• Nasdaq Stock Market, Inc.
• Instinet Group, Inc.	• NYFIX, Inc.
• Investment Technology Group, Inc.	• optionsXpress Holdings, Inc.

The second compensation consultant recommended the Company establish an annual stock grant as a percentage of common stock outstanding which was based on the median in our peer group.

The CEO and COO reviewed the findings from the compensation consultants in order to recommend 2005 long-term incentive awards to the Compensation Committee for approval. First, in order to determine the overall long-term compensation pool, the Company applied the formula recommended by the consultant. However, upon review, the CEO and COO concluded the resulting amounts led to excessive compensation and would result in significant stock-based compensation costs in future periods. Therefore, the CEO and COO lowered the percentage to an amount they concluded adequately rewarded employees and would result in a sustainable stock-based compensation charge in the following years.

Second, the CEO and COO reviewed the first compensation consultant’s updated report on compensation levels for the Company’s peers. Based on the information from the compensation consultants, together with the named executive officers’ individual performance and most importantly, after reviewing the absolute dollar value and percentage year-over-year increase in long-term incentive compensation, the CEO and COO recommended long-term compensation levels for the named executive officers to the Compensation Committee for review and approval.

The Compensation Committee reviewed both compensation consultants’ reports and agreed with the conclusions and recommendations of the CEO and COO. The Compensation Committee agreed that amounts recommended were consistent with the Company’s overall compensation philosophy in that compensation should be reflective of each named executive officer’s position in the marketplace and that using a purely formulaic approach was not necessarily appropriate, but rather formulas can assist in setting guidelines.

The total dollar value of long-term equity awards granted to our named executive officers in 2006 and 2005 in the form of restricted stock and options are reflected in the table below:

Named Executive Officer	Year	Base Salary	Annual Cash Bonus	Long-term Equity Award
David Krell	2006	$1,000,000	$823,000	$1,050,000
	2005	1,000,000	526,000	$1,050,000

Gary Katz	2006	850,000	582,000	850,000
	2005	850,000	371,000	850,000

Daniel P. Friel	2006	396,550	162,750	372,750
	2005	385,000	150,000	310,000

Michael J. Simon	2006	396,550	162,750	414,750
	2005	385,000	150,000	350,000

Bruce Cooperman	2006	319,300	120,750	288,750
	2005	310,000	115,000	255,000

However, as discussed above, the named executive officers had already received a prepayment of their 2005 award in the form of a double award in 2004. Therefore, no amounts were actually granted to them.

The CEO and COO recommended the same levels for this reward for the named executive officers as the previous years as they believed their performance was at the same high level as the previous year. The Compensation Committee reviewed the performance reviews for the CEO and COO and agreed that their performance was as outstanding as in the previous year and warranted the same levels of performance rewards; therefore, the Compensation Committee approved the recommended long-term equity awards.

Company Performance Award

In 2006, the Compensation Committee approved for the second year, a 2005 proposal by the CEO and COO regarding the creation of a performance pool consisting of 10% of the Company’s incremental increase in adjusted pre-tax income in 2006 as compared to 2005. The CEO and COO believe, and the Compensation Committee agrees, that in order to foster an entrepreneurial culture and align the interest of our employees with our stockholders, employees should share in the Company’s gains as well as losses. The award could be granted in form of cash, stock-based award, or a mix of the two depending on various factors at the time of the grant. The mix could also vary between levels within the organization. The distribution of the award among the various staff and management levels was primarily based on the judgment of the CEO and COO but based on the compensation philosophies described above. Based upon the recommendation of the CEO and COO, the Compensation Committee reviewed and approved a weighting of 16% for the CEO, 11% for the COO and 15% for the remaining named executive officers and our other executive officers included elsewhere in the proxy statement as a group. These recommendations and the approval were based on the belief that compensation for employees at higher levels in the organization should be tied to long-term performance because they are more able to affect the Company’s results.

For 2006, our Company performance pool was calculated as follows:

	2006	2005	Change
	(in thousands)
GAAP pre-tax income	97,742	65,130
Add back:
—Reorganization costs	326	339
—Offering costs	—	902
—Net incentive compensation included in above amounts	1,742	—

Adjusted pre-tax income	99,810	66,371	33,439
10% of change			3,344

Our named executive officers earned the following under this program for 2006 and 2005. The award was granted in cash and restricted stock:

						Company Performance Award
		Base Salary	Annual Cash Bonus	Long-term Equity Award	Company Performance Award	Cash	Restricted Stock (Total Value)
David Krell	2006	$1,000,000	$823,000	$1,050,000	$536,000	$214,000	$322,000
	2005	1,000,000	526,000	1,050,000	181,000	74,000	107,000

Gary Katz	2006	850,000	582,000	850,000	368,000	147,000	221,000
	2005	850,000	371,000	850,000	128,000	54,000	74,000

Daniel P. Friel	2006	396,550	162,750	372,750	104,500	37,250	67,250
	2005	385,000	150,000	310,000	50,000	5,000	45,000

Michael J. Simon	2006	396,550	162,750	414,750	57,500	32,250	25,250
	2005	385,000	150,000	350,000	50,000	5,000	45,000

Bruce Cooperman	2006	319,300	120,750	288,750	105,500	39,250	66,250
	2005	310,000	115,000	255,000	20,000	—	20,000

However, as discussed above, the named executive officers had already received a prepayment of their 2005 award in the form of a double award in 2004. Therefore, the amount actually granted to them in 2006 represents only the Company performance award.

Other Awards

The Compensation Committee also determined to award our named executive officers a “success bonus” for completing sales of CMM trading rights. Proceeds from the sales, less taxes and bonuses we pay on those sales, are distributed as a dividend to our stockholders in the year following the sale. During 2005, the Company sold three trading rights and during 2006 sold four for $1.5 million each. The bonus award is also distributed to our named executive officers in the year following the sale; therefore, the amounts awarded in 2006 were the results of the sales in 2005.

The award is calculated based on the number of options held at the end of the respective year by each named executive officer granted under our 2002 Stock Option Plan. The purpose of this program is to reward the named executive officers with a distribution of the sale proceeds similarly to that of a stockholder which the Compensation Committee believes is consistent with our compensation philosophy.

Our named executive officers earned the following success bonus in 2006 and 2005:

		Base Salary	Annual Cash Bonus	Long-term Equity Award	Company Performance Award	Success Bonus
David Krell	2006	$1,000,000	$823,000	$1,050,000	$536,000	$62,780
	2005	1,000,000	526,000	1,050,000	181,000	—

Gary Katz	2006	850,000	582,000	850,000	368,000	51,574
	2005	850,000	371,000	850,000	128,000	—

Daniel P. Friel	2006	396,550	162,750	372,750	104,500	4,998
	2005	385,000	150,000	310,000	50,000	—

Michael J. Simon	2006	396,550	162,750	414,750	57,500	6,526
	2005	385,000	150,000	350,000	50,000	—

Bruce Cooperman	2006	319,300	120,750	288,750	105,500	4,145
	2005	310,000	115,000	255,000	20,000	—

Our CEO and COO are also entitled to a dividend on options granted under our 2002 Stock Option Plan. In 2006, the Company began to pay a dividend of $0.20 per share, per year. This dividend is comprised of the net proceeds from the sale of trading rights as discussed above, as well as a portion of the Company’s cash earnings for the previous year. For 2006, this amounted to $0.06 from the sale of trading rights and $0.14 from the Company’s cash earnings. Although the CEO and COO were entitled to receive the full amount of the dividend, they recognized that a portion of the dividends was from the sale of trading rights for which they had already received an award through the success bonus program. Therefore, the CEO and COO recommended they receive only the Company’s cash earnings portion of the dividend or $0.14 per option.

The Compensation Committee agreed with the CEO and COO and believes this award is consistent with the Company’s compensation philosophy in that it aligns the interests of the CEO and COO with that of our stockholders and is considered another component of compensation in order to attract and retain executive talent.

Our CEO and COO earned the following dividend equivalent bonuses in 2006 and 2005.

		Base Salary	Annual Cash Bonus	Long-term Equity Award	Company Performance Award	Success Bonus	Dividend Equivalent
David Krell	2006	$1,000,000	$823,000	$1,050,000	$536,000	$62,780	$190,192
	2005	1,000,000	526,000	1,050,000	181,000	—	—

Gary Katz	2006	850,000	582,000	850,000	368,000	51,574	123,241
	2005	850,000	371,000	850,000	128,000	—	—

Daniel P. Friel	2006	396,550	162,750	372,750	104,500	4,998	—
	2005	385,000	150,000	310,000	50,000	—	—

Michael J. Simon	2006	396,550	162,750	414,750	57,500	6,526	—
	2005	385,000	150,000	350,000	50,000	—	—

Bruce Cooperman	2006	319,300	120,750	288,750	105,500	4,145	—
	2005	310,000	115,000	225,000	20,000	—	—

Benefits and Perquisites

As stated in our compensation philosophy, the Company and Compensation Committee agree that perquisites should be rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities. During 2006, we maintained an apartment in New York City for the exclusive use of the CEO. The Compensation Committee believes it was appropriate to maintain this apartment for the CEO as part of his job function given the location of our headquarters and the fact that he does not maintain a permanent residence in New York City.

Our named executive officers are entitled to participate in the various benefits made available to our employees, such as our 401(k) plan, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability benefits, and directors and officers liability insurance.

The table below reflects the benefits and perquisites granted to our named executive officers in 2006 and 2005:

		Base Salary	Annual Cash Bonus	Long-term Equity Award	Company Performance Award	Success Bonus	Dividend Equivalent	Benefits and Perquisites
David Krell	2006	$1,000,000	$823,000	$1,050,000	$536,000	$62,780	$190,192	$91,309
	2005	1,000,000	526,000	1,050,000	181,000	—	—	77,846

Gary Katz	2006	850,000	582,000	850,000	368,000	51,574	123,241	13,200
	2005	850,000	371,000	850,000	128,000	—	—	12,600

Daniel P. Friel	2006	396,550	162,750	372,750	104,500	4,998	—	13,200
	2005	385,000	150,000	310,000	50,000	—	—	12,600

Michael J. Simon	2006	396,550	162,750	414,750	57,500	6,526	—	13,200
	2005	385,000	150,000	350,000	50,000	—	—	12,600

Bruce Cooperman	2006	319,300	120,750	288,750	105,500	4,145	—	13,200
	2005	310,000	115,000	255,000	20,000	—	—	12,600

Total Compensation

The table below reflects the total compensation for the named executive officers in 2006 and 2005:

		Base Salary	Annual Cash Bonus	Long-term Equity Award	Company Performance Award	Success Bonus	Dividend Equivalent	Benefits and Perquisites	Total Compensation	Change
										$	%
David Krell	2006	$1,000,000	$823,000	$1,050,000	$536,000	$62,780	$190,192	$91,309	$3,753,281	$918,435	32.4%
	2005	1,000,000	526,000	1,050,000	181,000	—	—	77,846	2,834,846

Gary Katz	2006	850,000	582,000	850,000	368,000	51,574	123,241	13,200	2,838,015	626,415	28.3
	2005	850,000	371,000	850,000	128,000	—	—	12,600	2,211,600

Daniel P. Friel	2006	396,550	162,750	372,750	104,500	4,998	—	13,200	1,054,748	60,748	6.1
	2005	385,000	150,000	310,000	50,000	—	—	12,600	994,000

Michael J. Simon	2006	396,550	162,750	414,750	57,500	6,526	—	13,200	1,051,316	17,316	1.7
	2005	385,000	150,000	350,000	50,000	—	—	12,600	1,034,000

Bruce Cooperman	2006	319,300	120,750	288,750	105,500	4,145	—	13,200	851,645	52,645	6.6
	2005	310,000	115,000	255,000	20,000	—	—	12,600	799,000

The Compensation Committee agrees that the total compensation packages and change in year-over-year total compensation for the CEO and COO are fair, reasonable, and competitive. The Compensation Committee also agrees that the compensation packages and change in year-over-year total compensation for the other named executive officers are reasonable and applied in a manner which is consistent with the Company’s overall compensation philosophy as described above.

Equity Granting Policies

The Compensation Committee evaluates recommendations from the CEO and COO with respect to grants of equity compensation to our employees. Equity grants are typically made once a year under our Omnibus Stock Plan. The grants generally vest over a three-year period and vesting in each year’s equity tranche is contingent on continued employment.

We have also adopted certain policies with respect to equity compensation, all of which apply to our named executive officers. We require that our named executive officers obtain the written approval of our General Counsel prior to engaging in certain complex trading activities involving our stock such as hedging strategies, purchasing derivative securities or pledging our stock as loan collateral (other than through a margin account). Also, we generally prohibit our named executive officers from engaging in financial transactions which would allow them to profit from a decline in our stock price unless the transaction is part of a hedging transaction. From time to time our named executive officers have established “10b5-1 trading plans,” so that they may sell a portion of their stock in a controlled and pre-planned manner designed to ensure minimum volatility in our daily stock price and comply with insider-trading laws.

When granting stock options, the Compensation Committee sets the exercise price of an aggregate grant of options at no less than the closing price of our stock on the day the Compensation Committee meets and approves the grant in accordance with the Omnibus Stock Plan. Neither material nonpublic information nor the pending release of such information is considered when selecting grant dates or when convening a meeting of the Compensation Committee. In 2006, our management conducted a review of our equity compensation policies and reported the results of its review to the Compensation Committee. Our management concluded that there were no issues relating to options “backdating,” and the Compensation Committee has concluded that our past procedures with respect to options grants were appropriate.

Prior to December 31, 2006, the Compensation Committee approved equity grants in the form of restricted stock and options. Based on recent reports regarding options granting practices and other aspects of compensatory options in general, the Compensation Committee has approved exclusively granting year end long-term incentive compensation in the form of restricted stock.

Our employees are also entitled to participate in our Employee Stock Purchase Plan. The Plan provides an opportunity for participants to purchase our stock through normal payroll deductions at a discount to the then-market price. We believe that the Plan is an excellent method of encouraging equity ownership among our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers which are substantively identical in many respects. These agreements are important to our business because our success depends, in large part, on attracting and retaining talented executives with extensive experience in the securities industry to represent us in dealings with our members, execute our business strategy and identify and pursue strategic opportunities and initiatives. We believe that such agreements are helpful in providing some certainty about the named executive officers’ duties and compensation in exchange for providing us with necessary restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the named executive officers’ employment. The employment agreements also dictate the level and extent to which the named executive officers receive post-termination compensation, as described below in “Post-Employment Benefits.” The employment agreements expire at the end of 2007, and the Compensation Committee will carefully review the compensation components and structure provided under the agreements, as well as the terms and conditions of the agreements, as part of its consideration of any proposed renewal of such agreements. The Compensation Committee has already retained an independent outside compensation consultant to assist with the agreement renewal process.

Termination Payments and Other Post-Employment Benefits

The following chart summarizes post employment benefits our named executive officers are entitled to which are further described below the chart:

Termination Reason	Benefit
For any reason	• Unpaid salary through termination • Deferred compensation • Reimbursements of expenses • Other entitled benefits

Without cause or for good reason	• Termination for any reason benefits • 2 years of base salary • 2 times average of last 2 years’ annual cash bonus • 2 years of health and welfare benefits

Without cause or for good reason after a change in control (“CIC”)

•        Termination for any reason benefits

•        3 years of base salary

•        3 times average of last 2 years’ annual cash bonus

•        Immediate vesting of all outstanding stock-based awards

•        3 years of health and welfare benefits

•        Tax gross-up

Non-renewal of employment agreement	• Termination for any reason benefits • 1 year of base salary • Unpaid awarded annual cash bonus • Pro-rated bonus for partial year worked

Death, Disability or Retirement

•        Termination for any reason benefits

•        Immediate vesting of all outstanding stock-based awards

•        Unpaid awarded annual cash bonus

•        Pro-rated bonus for partial year worked

•        6 months of health and welfare benefits

The post-employment benefits available to our named executive officers are subject to the terms of their employment agreements. Upon a termination of employment for any reason, including for cause by us or without good reason by the named executive officer, he will be entitled to receive base salary through his termination date, any deferred compensation payable in accordance with the applicable plans, reimbursement of expenses incurred but not paid and any other benefits that he is eligible to receive under any of our plans or programs. Collectively, we refer to these benefits as the “accrued obligations.”

In all cases, the named executive officers are also obligated to comply with two-year (or, in the case of non-renewal of the agreement by us, one-year) restrictive covenants regarding non-competition and non-solicitation as well as covenants of unlimited duration with respect to confidentiality following the termination of their employment.

Other benefits are payable under the named executive officers’ employment agreements following a termination of their employment without cause and or by them for good reason. Specifically, in addition to payment of the accrued obligations, they will receive annual base salary for twenty-four months following termination, two times the average of any annual bonuses paid to them in the two full years before termination, a pro rated annual bonus for any partial year worked and up to 24 months of continued coverage under our group medical, dental and life insurance plans.

Increased post-termination benefits are payable under the named executive officers’ employment agreements upon a termination without cause or by them for good reason within eighteen months following a change in control. Specifically, in addition to the accrued obligations, they will receive a total of thirty-six months of base salary, a total of three times the average annual bonuses paid in the two full years before termination, any annual bonus awarded but not yet paid and continued participation in our group medical, dental, and life insurance plans for up to 36 months. In addition, any unvested stock-based awards shall become immediately vested and exercisable. They will also be grossed-up to the extent any such payments subject them to the imposition of “change in control” excise taxes by operation of Section 4999 of the Internal Revenue Code. The Compensation Committee approved of such “gross-ups” in order to avoid penalizing the named executive officers for such excise taxes and to prevent the diminution of the change in control benefits provided to the named executive officers. We believe that these change-in-control benefits generally help motivate the named executive officers to work for our benefit without the fear that they will be unprotected in the event that their jobs are eliminated following the change in control.

If a named executive officer’s employment terminates by reason of our providing notice of intent not to renew his current employment agreement, he will receive, in addition to the accrued obligations, twelve months worth of annual base salary, any awarded but unpaid bonus, and a pro rated bonus for any partial year worked prior to the agreement’s expiration.

In 2006, the Compensation Committee considered and approved an amendment to the CEO’s employment agreement that provides for a retiree welfare benefit plan for him and his wife. Under the terms of the plan, the two participants are eligible for medical and dental coverage for the shorter of (1) five years or (2) the period prior to reaching age 65. The Compensation Committee also elected to provide post-termination life insurance to the CEO for eleven months following his retirement. In both cases coverage will be provided at no cost to the CEO, a gross-up will be provided if necessary so that there will be no out-of-pocket cost to the CEO and his wife, and COBRA coverage will be available with respect to medical and dental benefits following the extended post-termination benefit period. Coverage will begin upon a termination of the CEO’s employment by reason of his death, disability, or by us without cause, by the CEO for good reason or by reason of non-renewal of the employment term (after notice of non-renewal is given by either party).

Receipt of certain benefits described in this “Post-Employment Benefits” section is contingent on the named executive officers’ releasing us of any claims they may have.

The following table lists the values of the benefits payable to each of the named executive officers if the terminated event occurred on December 31, 2006. The tables assume that there would be awarded but unpaid bonuses at the time of such termination and that group health and life insurance coverage would continue for the maximum period.

Named Executive Officer	Cash Severance	Deferred Comp.	Unamortized Expense Related to Acceleration of Stock- Based Awards	Continuation of Healthcare Benefits	Tax Gross-Ups	Total Termination Benefits
	$	$	$	$	$	$
David Krell
—Without cause or for good reason	3,637,000	—	2,143,333	24,734	—	5,805,067
—Without cause or for good reason after a CIC	5,455,500	—	2,143,333	37,101	1,081,469	8,717,404
—Non-renewal of employment agreement	2,037,000	—	2,143,333	—	—	4,180,333
—Death, disability or retirement	1,437,000	—	2,143,333	99,427	—	3,679,760

Gary Katz
—Without cause or for good reason	2,854,000	603,201	1,687,000	24,734	—	5,168,935
—Without cause or for good reason after a CIC	4,281,000	603,201	1,687,000	37,101	1,151,199	7,759,501
—Non-renewal of employment agreement	1,579,000	603,201	1,687,000	—	—	3,869,201
—Death, disability or retirement	1,129,000	603,201	1,687,000	6,184	—	3,425,385

Daniel P. Friel
—Without cause or for good reason	1,148,100	100,871	683,867	30,922	—	1,963,760
—Without cause or for good reason after a CIC	1,722,150	100,871	683,867	46,383	388,706	2,941,977
—Non-renewal of employment agreement	596,550	100,871	683,867	—	—	1,381,288
—Death, disability or retirement	600,000	100,871	683,867	7,731	—	1,392,468

Michael J. Simon
—Without cause or for good reason	1,143,100	146,803	710,533	30,922	—	2,031,358
—Without cause or for good reason after a CIC	1,714,650	146,803	710,533	46,383	511,412	3,129,782
—Non-renewal of employment agreement	591,550	146,803	710,533	—	—	1,448,886
—Death, disability or retirement	595,000	146,803	710,533	7,731	—	1,460,067

Bruce Cooperman
—Without cause or for good reason	913,600	123,337	545,533	30,922	—	1,613,392
—Without cause or for good reason after a CIC	1,370,400	123,337	545,533	46,383	332,152	2,417,806
—Non-renewal of employment agreement	479,300	123,337	545,533	—	—	1,148,170
—Death, disability or retirement	560,000	123,337	545,533	7,731	—	1,236,601

These benefits were approved by the Compensation Committee in connection with entering into the named executive officers’ various employment agreements, each of which commenced on March 9, 2005. These benefits are meant to provide the named executive officers with protection in the event that they were forced to seek other employment by virtue of a “without cause” or their own “good reason” termination, and provide consideration for their restrictive covenants and for the executives’ execution of a release in favor of the Company.

Deferred Compensation Plan

The named executive officers, with the exception of the CEO, are participants in our now-frozen KEYSOP profit-sharing plan, adopted in July 2000, under which eligible employees were awarded options to purchase shares of mutual funds. The named executive officers earn a preferential return based on additional funds the Company contributes to the plan, which is returned to the Company when funds are withdrawn. Section 409A of the Internal Revenue Code, as described below, adversely affected the tax deferral aspects of the profit-sharing plan for options granted or vesting after 2004. In order to avoid the adverse tax consequences, these options are required to be exercised and paid out in the year they vest. Options that vested before 2005 remain outstanding in accordance with their original terms. As a result, the named executive officers, with the exception of the CEO, may be entitled to certain post-termination benefits under that plan.

Supplemental Retirement Plans

Our named executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our normal 401(k) plan and the matching contributions therein.

Impact of Accounting, Tax, and Legal Considerations

The Compensation Committee reviews and considers the various accounting, tax and legal implications of compensation arrangements adopted by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of the requirements under Statement of Financial Accounting Standards 123(R).

With respect to taxes, the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the named executive officers, subject to certain exceptions. The Compensation Committee monitors which executive officers qualify as named executive officers so that steps may be taken to ensure that compensation paid to these officers is deductible under Section 162(m). For instance, the Compensation Committee limits annual base salary for executive officers to $1 million so that all such salary will be deductible for purposes of Section 162(m).

Further, the Compensation Committee seeks to structure performance-based and equity compensation for the named executive officers in a manner that substantially complies with Section 162(m) in order to provide for the deductibility of such compensation. Under Section 162(m), compensation paid pursuant to a compensation plan adopted prior to our public offering in 2005, such as the Omnibus Stock Plan or Senior Executive Annual Bonus Plan, is not subject to the $1 million limit until the earliest to occur of (i) the expiration of the plan, (ii) the material modification of the plan or (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the offering occurs. Although compensation paid under the Omnibus Stock Plan and the Senior Executive Annual Bonus Plan should be exempt from the limits of Section 162(m) during the period described above, we nonetheless expect to administer both plans in substantial compliance with the provisions of Section 162(m). In 2006, all compensation paid to named executive officers was deductible for purposes of Section 162(m).

Another section of the Internal Revenue Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. Our existing deferred compensation arrangements are operated in accordance with Section 409A, and we will continue to use the transition period provided by the Internal Revenue Service to review and amend our plans where necessary to comply with Section 409A.

Lastly, another legal development—the SEC’s promulgation of new rules regarding public companies’ disclosure of executive compensation—has helped us provide relevant information to our stockholders regarding our philosophy, procedures, and actions. The new rules have also helped to provoke discussion among Compensation Committee members, management and outside advisors, and we expect that this discussion will help us to recruit and retain the best talent and to align such talent’s interests with the interests of our stockholders.

Director Compensation

Generally we believe that our directors should be fairly rewarded for what is time-consuming and demanding work. As a result, non-management directors’ cash compensation consists both of meeting fees as a direct reward for time expended and annual retainers for time spent outside of meetings.

The Compensation Committee establishes the compensation levels for the Company’s non-management directors. In 2006, the Compensation Committee reviewed and analyzed a report from an outside compensation consultant with respect to the compensation of our non-management directors. The consultant recommended increases with respect to annual retainers of non-management directors and retainers for our Chairman and Vice Chairman of the Board, tied to a reduction in meeting fees for the Chairman, and recommended establishing retainers for various committee chairpersons and committee meeting fees. The consultant also recommended providing for periodic grants of restricted stock units to our non-management directors, to be vested upon grant and distributed one year following the termination of service on the Board (so as to ensure the continued retention of such units and prevent the immediate sale of the stock realized from conversion of the units following the termination of directorship). Given the significant time commitment of our directors, the ongoing need to recruit and retain directors who understand the industry in which we operate, and the recommendations of the consultant, the Compensation Committee decided to recommend approving the changes to the full Board of Directors. These changes were then approved by the full Board.

As a result of the changes, non-management directors currently receive an annual fee ranging from $20,000 to $100,000 for serving on the Board and $1,000 to $2,000 for attending Board meetings. If a non-management director serves on a committee of the Board, they receive between $500 and $25,000 in annual fees for each committee on which they serve and $500 to $1,000 for each committee meeting attended. Furthermore, in order to align the objectives of our directors and our stockholders, as well as to retain directors for an extended period, directors participate in a restricted stock unit plan in which they receive $10,000 of restricted stock units, on a quarterly basis. The closing price of our stock on the last business day of each calendar quarter, or, if sooner, the last day served on the Board by the director, is used to determine the value of the units awarded in each grant. In order to tie the value of the units more closely to the value realized by our stockholders, dividend equivalents are paid with respect to these units. Shares realized from conversion of the restricted stock units cannot be sold until one year after the director’s service on the Board is terminated. In addition, to further align our directors with our stockholders, our non-management directors are entitled to participate in our Employee Stock Purchase Plan that is available to our employees.

In addition, the Compensation Committee also established the compensation levels for the “exchange directors” of ISE, LLC. Exchange directors receive per meeting fees of either $100 or $500 depending on whether the meetings are attended via phone or in person.

Our directors are not provided with any post-service benefits. The only material effect of a change in control of the Company on our directors’ compensation would be the conversion, at the time of the change in control, of all outstanding restricted stock units into stock.

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers and directors is reasonable and appropriate. The value of the compensation payable to the named executive officers and directors is heavily dependent on our performance and the investment return realized by our stockholders. The total compensation opportunities are comparable to the opportunities provided by our competitors to their executives and directors, and our compensation packages will allow us to attract and retain talented executives who have helped and who will continue to help us grow as we look to the years ahead.

EXECUTIVE COMPENSATION

The following table presents a compensation summary of our Chief Executive Officer, Chief Financial Officer (Principal Financial Officer) and three most highly compensated executive officers who were serving as executive officers in 2006.

Summary Compensation Table For 2006

Name and Principal Position	Year	Salary $	Bonus $	Stock Award $	Option Award $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
a	b	c	d	e	f	g	h	i	j
David Krell	2006	$1,000,000	$214,000	$497,667	$238,000	$823,000	—	$344,281	$3,116,948
President and Chief Executive Officer
Gary Katz	2006	$850,000	$147,000	$398,667	$192,667	$582,000	$13,493	$188,015	$2,371,841
Chief Operating Officer
Daniel P. Friel	2006	$396,550	$37,250	$194,600	$70,267	$162,750	$4,985	$18,198	$884,600
Chief Information Officer
Michael J. Simon	2006	$396,550	$32,250	$212,200	$79,333	$162,750	$5,453	$19,726	$908,262
General Counsel, Chief Regulatory Officer and Secretary
Bruce Cooperman	2006	$319,300	$39,250	$162,067	$57,800	$120,750	$3,124	$17,345	$719,635
Chief Financial Officer

(d)	Represents cash awards earned as part of the Company's Performance Award. For a more detailed discussion of this award see "Incentive Compensation—Company Performance Award" in Compensation Disclosure and Analysis, or CD&A.
(e)(f)Represents	amounts recognized for financial statement reporting purposes in accordance with FAS 123(R) and includes awards earned as part of the Company's Performance Award. For a more discussion of this award, see "Incentive Plan—Company Performance Award" in the CD&A. A discussion of the assumptions used to calculate these values may be found in Note 11 in our 2006 financial statements on Form 10-K filed on March 1, 2007.
(g)	Represents cash awards earned under the Company's Senior Executive Annual Bonus Plan. See "Incentive Compensation—Annual Cash Bonus" in the CD&A for a further description of this plan.
(h)	David Krell does not participate in the Company's deferred compensation plan. Represents preferential earnings on additional contributions by the Company to the deferred compensation plan. See "Deferred Compensation Plan" in the CD&A for a further description of this plan.
(i)	Represents cash awards earned for success bonuses on the sale of CMM trading rights in 2005; dividend equivalent bonuses; matching contributions under the Company's 401(k) plan; and perquisites to David Krell for an apartment in New York City. See "Benefits and Perquisites" in the CD&A for further description of these items. The table below presents the items included in column i above.

Name	Success Bonus	Dividend Equivalent	401(k) Match	Apartment	Total
David Krell	$62,780	$190,192	$13,200	$78,109	$344,281
Gary Katz	51,574	123,241	13,200	—	188,015
Daniel P. Friel	4,998	—	13,200	—	18,198
Michael J. Simon	6,526	—	13,200	—	19,726
Bruce Cooperman	4,145	—	13,200	—	17,345

The following table presents a range of cash payouts targeted for 2006 under our Senior Annual Bonus Plan. See "Incentive Compensation—Annual Cash Bonus" in the CD&A for a further discussion and description of this plan. The Company did not grant in 2006 equity-based compensation awards that were based on the achievement of performance goals that would generate a specified threshold, target or maximum award. In addition, no equity awards have been made other than pursuant to an equity incentive plan.

Grants of Plan Based Awards for 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold $	Target $	Maximum $
a	b	c	d	e

David Krell	2006	$300,000	$600,000	$1,800,000
Gary Katz	2006	212,500	425,000	1,275,000
Daniel P. Friel	2006	79,310	158,620	317,240
Michael J. Simon	2006	79,310	158,620	317,240
Bruce Cooperman	2006	63,860	127,720	255,440

The following table presents information regarding outstanding unexercised options and unvested restricted stock held by our named executive officers as of the end of 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Options									Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (#)		Option Expiration Date		Number of Shares/ Units of Stock Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market/ Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
a	b		c		d	e		f		g		h		i	j

David Krell	1,054,863	(1)(2)	—		—	$1.39	(3)	5/31/2012	(4)	65,450	(5)(6)	$3,062,406	(7)	—	—
	18,789	(5)	106,474	(5)	—	18.00	(8)	3/9/2015	(4)	3,267	(9)(6)	152,863	(7)	—	—

Gary Katz	866,577	(1)(10)	—		—	1.39	(3)	5/31/2012	(4)	52,983	(5)(6)	2,479,090	(7)	—	—
	15,211	(5)	86,193	(5)	—	18.00	(8)	3/9/2015	(4)	2,260	(9)(6)	105,745	(7)	—	—

Daniel P. Friel	83,980	(1)	—		—	1.39	(3)	11/1/2012	(4)	19,323	(5)(6)	904,139	(7)	—	—
	5,547	(5)	31,435	(5)	—	18.00	(8)	3/9/2015	(4)	1,632	(9)(6)	76,361	(7)	—	—
	—		—		—	—		—		1,374	(11)	64,289	(7)	—	—

Michael J. Simon	109,645	(1)	—		—	1.39	(3)	11/1/2012	(4)	35,491	(5)(6)	1,660,635	(7)	—	—
	6,263	(5)	35,491	(5)	—	18.00	(8)	3/9/2015	(4)	1,632	(9)(6)	76,361	(7)	—	—
	—		—		—	—		—		1,374	(11)	64,289	(7)	—	—

Bruce Cooperman	69,645	(1)	—		—	1.39	(3)	11/1/2012	(4)	25,858	(5)(6)	1,209,891	(7)	—	—
	4,563	(5)	25,858	(5)	—	18.00	(8)	3/9/2015	(4)	1,632	(9)(6)	76,361	(7)	—	—
	—		—		—	—		—		611	(11)	28,589	(7)	—	—

(1)	These options were granted in 2002 in connection with the Company's demutualization and were fully vested on the day of grant.
(2)	In 2002, the Company approved the transfer of these options from David Krell to Krell Associates Family Limited Partnership.
(3)	These options were granted with a strike price significantly less than the market price of the Company's stock on the day of grant in order to recognize that equity awards could not have been granted when the Company was originally formed as a limited liability company.
(4)	Under the Company's Omnibus Stock Plan and 2002 Stock Option Plan, options expire 10 years after the grant date.
(5)	These awards were granted in connection with the Company's 2004 year-end compensation and initial public offering in March 2005 and represented an award for the named executive officer's performance in 2004 and a prepayment for their performance in 2005. See "Special 2004 Equity Award" in the CD&A for further description of this award. These awards vested 15% on January 1, 2006 and will vest 30% on January 1, 2007 and 55% on January 1, 2008.
(6)	These unvested restricted stock awards are entitled to dividend and voting rights. Dividends are not preferential.
(7)	Value of unvested restricted stock awards based on the Company's closing stock price of $46.79 per share on December 29, 2006.
(8)	Options were granted in March 2005 in connection with the Company's initial public offering with a strike price equal to the Company's initial public offering price.
(9)	These awards were granted in 2006 for the named executive officer's performance in 2005. A portion of the award was prepaid in 2004; therefore, the amounts reflected represents the remaining balance due to the named executive officer. See "Special 2004 Equity Award" in the CD&A for a further description of this award.
(10)	In 2002, the Company approved the transfer of these options from Gary Katz to Katz & Associates L.P.
(11)	This award represents a special grant of restricted stock in connection with our initial public offering. This award will vest on March 9, 2007. See "Special 2004 Equity Award" in the CD&A for a further description of this award.

The following table presents information on option awards exercised by our named executive officers and vesting of restricted stock in 2006.

Options Exercised and Stock Vested for 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
a	b	c	d	e
David Krell	400,000	$18,454,400	11,550	$317,856
Gary Katz	86,000	3,865,100	9,350	257,312
Daniel P. Friel	40,000	1,684,320	7,018	244,188
Michael J. Simon	20,000	959,100	6,578	232,079
Bruce Cooperman	56,000	2,503,530	5,973	215,429

The following table presents information regarding activity in the Company's deferred compensation plan for the named executive officers. See “Deferred Compensation Plan” in the CD&A for a further description of the plan.

Deferred Compensation

Name	Executive Contribution in Last FY ($)	Company Contribution in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance at Last FYE ($)
a	b	c	d	e	f
David Krell (1)	—	—	—	—	—
Gary Katz	—	—	$58,665	—	$603,201
Daniel P. Friel	—	—	21,676	$103,566	100,871
Michael J. Simon	—	—	23,709	110,117	146,803
Bruce Cooperman	—	—	13,581	56,698	123,337

(1)	David Krell does not participate in the Company’s deferred compensation plan.
(f)	Aggregate vested balance as of December 31, 2006 is as follows. Unvested balances become vested on January 1, 2007.

	Vested	Unvested
Gary Katz	$603,201	—
Daniel P. Friel	—	$100,871
Michael J. Simon	42,512	104,291
Bruce Cooperman	61,504	61,833

DIRECTOR COMPENSATION

The following table presents compensation to our directors during 2006.

Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
a	b	c	g		h
Frank J. Jones	$120,500	$40,000	—		$160,500
Ivers W. Riley	94,750	40,000	—		134,750
John F. Marshall	92,750	40,000	—		132,750
Barbara B. Diamond (1)	69,500	40,000	—		109,500
Carleton Day Pearl	62,750	40,000	—		102,750
Mark P. Kritzman	52,500	40,000	—		92,500
Richard Schmalensee	45,000	40,000	—		85,000
Sarah A. Miller	38,250	40,000	—		78,250
James V. Harkness	4,700	—	—		4,700
William A. Porter	3,300	—	—		3,300
Sean D. Flynn	3,300	—	—		3,300
Jason Lehman	—	—	$2,900	(2)	2,900
Peter J. Bottini	—	—	1,700	(3)	1,700
Edward Boyle	1,700	—	—		1,700
John A. Koltes	1,600	—	—		1,600
Brian P. Donnelly	—	—	600	(3)	600

(c)	Non-management directors receive restricted stock units valued at $40,000 per year, which represents amounts recognized for financial statement reporting purposes in accordance with FAS 123(R). These units vest one year after the director ceases being a director on the Board. See "Directors Compensation" in the CD&A for a further description of this award.
(1)	Barbara B. Diamond exercised 9,000 options and realized a value of $430,740.
(2)	Fees earned by the director are paid to the director's employer.
(3)	Fees earned are donated by the Company in the directors name to a charity of their choice.

ADDITIONAL INFORMATION

Stockholder Proposals for 2008 Annual Meeting

Under Rule 14a-8(e) of the Exchange Act, stockholder proposals intended for inclusion in the Proxy Statement for the 2008 Annual Meeting must be submitted in writing to the Company and must be received by the Secretary by December 5, 2007. Those proposals should be sent to Secretary, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, New York 10004, and must comply with rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders.

Our Bylaws also contain advance notice requirements for matters that stockholders intend to bring before an annual meeting, but not submitted for inclusion in the Proxy Statement. Generally, notice of a proposal to be brought before the 2008 Annual Meeting must be received by the Secretary not earlier than February 8, 2008 and not later than March 10, 2008. The notice must set forth the following information on each item of business that the stockholder proposes to bring before the meeting:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a non-management director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected and a statement that such nominee complies with the requirements set forth in our Certificate of Incorporation;

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner.

Availability of Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. Additional copies of the Annual Report are available upon written request to Investor Relations, International Securities Exchange Holdings, Inc., 60 Broad Street, New York, New York 10004, or by or by electronic request to investorrelations@iseoptions.com.

Proxy Solicitation

We will pay the costs of soliciting proxies. In addition to mailing proxy solicitation material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communication. We will not compensate these directors and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their beneficial owners, and we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials. We have retained Georgeson Inc. to aid in the solicitation of proxies. It is estimated that the fee for Georgeson Inc. will be approximately $7,000 plus reasonable out-of-pocket costs and expenses.

Electronic Delivery of 2008 Proxy Statement and other Documents

The notice of Annual Meeting and Proxy Statement and the 2006 Annual Report to Stockholders are available on the “Investor Relations” section of our website at www.iseoptions.com. Instead of receiving future copies of these documents by mail, you can elect to receive an email that will provide links to them. Opting to receive your proxy materials online will help us save significant printing and mailing expenses. You can request electronic delivery of our proxy materials and annual report over the internet at www.iseoptions.com, in the “Investor Relations—Investor Information—Electronic Delivery of Stockholder Materials” section or Enroll.icsdelivery.com/ise. To receive other stockholder information, please contact us at investorrelations@iseoptions.com.

If you choose to receive your proxy materials and Annual Report electronically, then prior to next year’s Annual Meeting you will receive e-mail notification when the proxy materials and Annual Report are available for your on-line review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. Stockholders sharing an address who wish to receive a single set of materials may do so by contacting their banks, brokers or other nominees, if their shares of Class A common stock are held by brokers, banks or other nominees, or by contacting ADP by toll-free telephone at 1-800-542-1061 or via letter to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if they hold their shares of Class A common stock directly in their own names.

By Order of the Board of Directors,

Michael J. Simon
Secretary

Dated: April 3, 2007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Local Time on May 7, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by International Securities Exchange Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m., Local Time on May 7, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Securities Exchange Holdings, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ISSXC1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — ——— — — — — —— — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
A Election of Directors

1.      The Board of Directors recommends a vote FOR the listed non-management director nominees. Four will be elected to a two-year term to the Board of Directors of International Securities Exchange Holdings, Inc.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 - Barbara B. Diamond	03 - Joseph B. Stefanelli	O	O	O
02 - Richard Schmalensee, Ph.D.	04 - Kenneth A. Vecchione

B Election of President and CEO as Director

2.      The Board of Directors recommends a vote FOR the listed nominee. The President and CEO will be elected to a one-year term to the Board of Directors of International Securities Exchange Holdings, Inc.

05 - David Krell

C Issues
The Board of Directors recommends a vote FOR the following proposals.					For	Against	Abstain
3. Amendment of the Company’s Certificate of Incorporation and Bylaws to remove the requirement that the President of the Company also be the Chief Executive Officer of the Company.					O	O	O
4. Ratification of Ernst & Young as independent registered public accounting firm for 2007.					O	O	O

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Please indicate if you plan to attend this meeting.					O	O

					Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date